Exhibit 10.4

Execution Version

LOAN AMENDMENT AND CONSENT AGREEMENT

THIS LOAN AMENDMENT CONSENT AGREEMENT (the “Agreement”) dated as of May 24, 2024 (the “Effective Date”) is entered into among (a) VENUS CONCEPT USA INC., a Delaware corporation (the “Borrower”), (b) VENUS CONCEPT INC., a Delaware corporation (the “Venus Concept”), (c) VENUS CONCEPT CANADA CORP., a corporation incorporated under the laws of the Province of Ontario (the “Venus Canada”), (d) VENUS CONCEPT LTD., a company formed under the Companies Law of Israel “Venus Israel” and, together with Venus Concept and Venus Canada, the “Guarantors”; the Borrower and the Guarantors shall be referred to herein, collectively, as the “Loan Parties”), and (e) each of (i) MADRYN HEALTH PARTNERS, LP, a Delaware limited partnership (“Madryn Health”) and (ii) MADRYN HEALTH PARTNERS (CAYMAN MASTER), LP, a Cayman Islands limited partnership (“Madryn Cayman” and, together with Madryn Health, the “Lenders”; together the Lender and the Loan Parties are hereinafter referred to as the “Parties”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Loan Agreement (as defined below).

RECITALS

WHEREAS, CITY NATIONAL BANK OF FLORIDA (“CNB”) and the Borrower were parties to that certain Loan and Security Agreement (Main Street Priority Loan), dated as of December 8, 2020 (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Loan Agreement”), between CNB, as lender, and Borrower, pursuant to which CNB provided Borrower a term loan in the principal amount of Fifty Million Dollars ($50,000,000.00) (the “Loan”) issued pursuant to the Main Street Priority Loan Facility, all upon certain terms and conditions set forth in the Loan Agreement and in the other Loan Documents (as defined in the Loan Agreement);

WHEREAS, to evidence Borrower’s repayment obligations under the Loan Agreement, Borrower executed a Promissory Note in favor of CNB dated December 8, 2020 (as amended, amended and restated, supplemented, waived, exchanged or otherwise modified from time to time, the “Note”), in the original principal amount of $50,000,000.00;

WHEREAS, in connection with the Loan, the Venus Concept and Venus Canada have previously issued a Guaranty of Payment and Performance, originally dated as of December 8, 2020, in favor of the Lender (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Original Main Street Guaranty”; the Original Main Street Guaranty, as amended by this Agreement, the “Main Street Guaranty”);

WHEREAS, pursuant to that certain Main Street Loan – Venus Concept – Sale and Assignment Agreement, dated as of April 23, 2024, between CNB and the Lenders, CNB assigned, transferred, and conveyed all of its rights, title, and interest in and to the Loan, Note, the Loan Agreement, the Main Street Guaranty, all other Loan Documents and any related documents to the Lenders;

WHEREAS, the Borrower has requested that the Loan Agreement be amended to provide for certain modifications thereto;

WHEREAS, the Borrower was required to pay to the Lenders accrued interest on the Note on May 8, 2024 (such interest, the “May 2024 Interest”) and will be required to pay to the Lenders accrued interest on the Note on June 8, 2024 (such interest, the “June 2024 Interest”);

WHEREAS, the Borrower has requested that in lieu of paying the May 2024 Interest and June 2024 Interest in cash, the Lenders consent to the payment by the Borrower of (a) the May 2024 Interest by adding such interest to the outstanding principal amount of the Loan effective as of May 8, 2024 and (b) the June 2024 Interest by adding such interest to the outstanding principal amount of the Loan effective as of June 8, 2024 (such payments collectively, the “May and June 2024 PIK Interest Payments”);

WHEREAS, the Borrower has requested relief from the obligation to comply with the requirements of Section 7(a) of the Loan Agreement (“Liquidity”) in respect of the Borrower’s minimum liquidity amounts (“Requested Minimum Liquidity Consent”);

WHEREAS, the Lenders are willing to consent to the May and June 2024 PIK Interest Payments and the Requested Minimum Liquidity Consent, subject to the terms and conditions hereof, and amend the Loan Agreement; and

WHEREAS, this Agreement is entered into in connection with that certain Exchange Agreement, dated as of the Effective Date, between the Borrower, Venus Concept and the Lenders;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Consents.

(a)          May and June 2024 PIK Interest Payments Consent.

(i)          Subject to the other terms and conditions of this Agreement, the Lenders hereby consent to the May and June 2024 PIK Interest Payments. The above consent shall not otherwise modify or affect the Borrower and the other Loan Parties’ obligations to comply fully any other duty, term, condition or covenant contained in the Loan Agreement, the Note, or any other Loan Document in the future and is limited solely to the matters set forth in this Section 1(a).  Nothing contained in this Agreement shall be deemed to constitute a waiver of any duty, term, condition or covenant contained in the Loan Agreement, the Note or any other Loan Document in the future, or any other rights or remedies any Lender may have under the Loan Agreement, the Note or any other Loan Documents or under applicable law.

(ii)         The Borrower and the Lenders acknowledge and agree that in lieu of making cash payment of (a) the May 2024 Interest, the Borrower has paid such interest to the Lenders of May 8, 2024 by adding such interest to the outstanding principal amount of the Loan on such date and (b) the June 2024 Interest, the Borrower will pay such interest to the Lenders on June 8, 2024 by adding such interest to the outstanding principal amount of the Loan on such date. Any and all such paid-in-kind interest so added to the principal amount of the Loan shall constitute and increase the principal amount of the Loans for all purposes under this Agreement and shall bear interest in accordance with the provisions of the Loan Agreement and Note.

(b)         Requested Minimum Liquidity Consent. The Lenders, as of the date hereof, hereby approve the Requested Minimum Liquidity Consent and agree that until June 7, 2024, the failure of any of the Loan Parties to comply with the obligations of Sections 7(a) of the Loan Agreement shall not constitute an Event of Default under the Loan Agreement or the Note.  The above consent shall not otherwise modify or affect the Borrower’s and the other Loan Parties’ obligations to comply fully with the terms of the Loan Agreement, the Note or any other Loan Document in the future and is limited solely to the matters set forth in this Section 1(b).  Nothing contained in this Agreement shall be deemed to constitute a waiver of any duty, term, condition or covenant contained in the Loan Agreement, the Note or any other Loan Document in the future, or any other rights or remedies any Lender may have under the Loan Agreement, the Note or any other Loan Documents or under applicable law.

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2.         Amendments to Loan Agreement. The Loan Agreement is hereby amended by deleting the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and by adding the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as reflected in the modifications set forth in Annex A.

3.          Joinder. As of the Effective Date, Venus Israel hereby irrevocably, absolutely and unconditionally becomes a party to the Main Street Guaranty as a Guarantor and agrees to be bound by all the terms, conditions, obligations, liabilities and undertakings of each Guarantor or to which each Guarantor is subject thereto, including without limitation, the joint and several, unconditional, absolute, continuing and irrevocable guarantee to the Lenders of the payment and performance in full of the Obligations whether now existing or hereafter arising, all with the same force and effect as if Venus Israel were a signatory to the Main Street Guaranty.

4.          Collateral Matters. As of the Effective Date, each Loan Party hereby irrevocably, absolutely and unconditionally becomes or reaffirms its status as, as applicable, a Grantor under the Loan Agreement and agrees to be bound by all terms, conditions, obligations, liabilities and undertakings of each Grantor or to which each Grantor is subject thereunder, including without limitation the grant pursuant to Section 4(a) of the Loan Agreement of a security interest to the Lenders in the property and rights constituting Collateral of such Grantor or in which such Grantor has or may have or acquire an interest or the power to transfer rights therein, whether now owned or existing or hereafter created, acquired or arising and wheresoever located, as security for the payment and performance of the Obligations, all with the same force and effect as if such Loan Party were a signatory to the Main Street Loan Agreement.

5.           Conditions Precedent.  This Agreement shall be effective upon the date on which the Lenders shall have received counterparts of this Agreement duly executed by the Borrower, the Guarantors, and the Lenders.

6.           Reaffirmation.  Each of the Loan Parties acknowledges and reaffirms (a) that it is bound by all of the terms of the Loan Documents to which it is a party and (b) that it is responsible for the observance and full performance of all Obligations, including without limitation, the repayment of the Loan.  Furthermore, the Loan Parties acknowledge and confirm that by entering into this Agreement, the Lenders do not, except as expressly set forth herein, waive or release any term or condition of the Loan Agreement, the Note or any of the other Loans Documents or any of their rights or remedies under such Loan Documents or any applicable law or any of the obligations of the Loan Parties thereunder.

7.           Representations and Warranties.  Each Loan Party represents and warrants to the Lenders as follows:

(a)          As of the Effective Date, no Event of Default has occurred and is continuing.

(b)         The representations and warranties of the Borrower and each other Loan Party contained in Section 5 of the Loan Agreement, or which are contained in any document furnished at any time under or in connection therewith, are true and correct in all material respects (and in all respects if any such representation and warranty is already qualified by materiality or reference to material adverse effect) on and as of the Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (and in all respects if any such representation and warranty is already qualified by materiality or reference to material adverse effect) as of such earlier date.

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(c)         Each Loan Party has the full power and authority to enter into, execute and deliver this Agreement and perform its obligations hereunder, under the Loan Agreement and under each of the other Loan Documents.  The execution, delivery and performance by each Loan Party of this Agreement, and the performance by each Loan Party of the Loan Agreement and each other Loan Document to which it is a party, in each case, are within such person’s powers and have been authorized by all necessary corporate action of such person.

(d)        This Agreement has been duly executed and delivered by such person and constitutes such person’s legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(e)         No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such person of this Agreement.

(f)         The execution and delivery of this Agreement does not (i) violate, contravene or conflict with any provision of its organization documents or (ii) materially violate, contravene or conflict with any laws applicable to it or its subsidiaries.

(g)          The Loan Parties’ obligations are not reduced or modified by this Agreement and are not subject to any offsets, defenses or counterclaims.

8.          Release.  As a material part of the consideration for the Lenders entering into this Agreement (this Section 8, the “Release Provision”):

(a)        Each Loan Party agrees that the Lenders, each of their respective affiliates and each of the foregoing persons’ respective officers, managers, members, directors, advisors, sub-advisors, partners, agents and employees, and their respective successors and assigns (hereinafter all of the above collectively referred to as the “Lender Group”), are irrevocably and unconditionally released, discharged and acquitted from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises from any action or failure to act under or otherwise arising in connection with the Loan Agreement, the Note or the other Loan Documents on or prior to the date hereof.

(b)          Each Loan Party hereby acknowledges, represents and warrants to the Lender Group that:

(i)          it has read and understands the effect of the Release Provision.  Each Loan Party has had the assistance of independent counsel of its own choice, or has had the opportunity to retain such independent counsel, in reviewing, discussing, and considering all the terms of the Release Provision; and if counsel was retained, counsel for such Loan Party has read and considered the Release Provision and advised such Loan Party with respect to the same.  Before execution of this Agreement, each Loan Party has had adequate opportunity to make whatever investigation or inquiry it may deem necessary or desirable in connection with the subject matter of the Release Provision.

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(ii)         no Loan Party is acting in reliance on any representation, understanding, or agreement not expressly set forth herein.  Each Loan Party acknowledges that the Lender Group has not made any representation with respect to the Release Provision except as expressly set forth herein.

(iii)        each Loan Party has executed this Agreement and the Release Provision thereof as its free and voluntary act, without any duress, coercion, or undue influence exerted by or on behalf of any person.

(iv)        each Loan Party is the sole owner of its respective claims released by the Release Provision, and no Loan Party has heretofore conveyed or assigned any interest in any such claims to any other Person.

(c)        The Loan Parties understand that the Release Provision was a material consideration in the agreement of the Lenders to enter into this Agreement.  The Release Provision shall be in addition to any right, privileges and immunities granted to the Lenders under the Loan Documents.

9.            Miscellaneous.

(a)          The Loan Agreement and the Note, each as may be modified hereby, and the obligations of the Loan Parties thereunder and under the other Loan Documents, are hereby ratified and confirmed and shall remain in full force and effect according to their terms.  This Agreement shall constitute a Loan Document under Loan Agreement.

(b)         This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.  Delivery of an executed counterpart of this Agreement by telecopy shall be effective as an original and shall constitute a representation that an executed original shall be delivered.

(c)      THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

VENUS CONCEPT USA INC., as Borrower and a Grantor

By:	/s/ Rajiv De Silva
Name:	Rajiv De Silva
Title:	President and Assistant Secretary

VENUS CONCEPT INC., as a Guarantor and a Grantor

By:	/s/ Rajiv De Silva
Name:	Rajiv De Silva
Title:	Chief Executive Officer

VENUS CONCEPT CANADA CORP., as a Guarantor and a Grantor

By:	/s/ Hemanth Varghese
Name:	Hemanth Varghese
Title:	President and General Manager

VENUS CONCEPT LTD, as a Guarantor and a Grantor

By:	/s/ Rajiv De Silva
Name:	Rajiv De Silva
Title:	Chief Executive Officer

Signature Page to Loan Amendment and Consent Agreement

MADRYN HEALTH PARTNERS, LP, as a Lender

By:	MADRYN HEALTH ADVISORS, LP,
its General Partner

By:	MADRYN HEALTH ADVISORS GP, LLC, its General Partner

By:	/s/Avinash Amin
	Name:	Avinash Amin
	Title:	Member

MADRYN HEALTH PARTNERS (CAYMAN MASTER), LP, as a Lender

By:	MADRYN HEALTH ADVISORS, LP,
its General Partner

By:	MADRYN HEALTH ADVISORS GP, LLC, its General Partner

By:	/s/Avinash Amin
	Name:	Avinash Amin
	Title:	Member

Signature Page to Loan Amendment and Consent Agreement

ANNEX A
AMENDED LOAN AGREEMENT

LOAN AND SECURITY AGREEMENT
[MAIN STREET PRIORITY LOAN FACILITY]

THIS LOAN AND SECURITY AGREEMENT (this “Agreement”) dated as of this 8 day of December, 2020, by and between VENUS CONCEPT USA INC., a Delaware corporation, whose address is 1880 N. Commerce Parkway, Suite 2, Weston, Florida 33326 (the “Borrower”), ~~and CITY NATIONAL BANK OF FLORIDA, its successors and/or assigns (the “Lender”), whose address is 100 S.E. 2nd Street, 13th Floor, Miami, Florida 33131~~MADRYN HEALTH PARTNERS, LP (“Madryn Health”), MADRYN HEALTH PARTNERS (CAYMAN MASTER), LP (“Madryn Cayman” and together with Madryn Health, the “Lenders” and each a “Lender”).

RECITALS

A.         ~~A.Borrower has requested and Lender has~~On December 8, 2020, City National Bank of Florida (“CNB”) agreed to make a term loan to Borrower in the original principal amount of FIFTY MILLION AND 00/100 DOLLARS ($50,000,000.00) (the “Loan”), to provide additional credit assistance to the Borrower in order to maintain or reinstate ongoing operations and payroll as a result of the COVID-19 pandemic, pursuant to the Main Street Priority Loan Facility as established by the Board of Governors of the Federal Reserve System under Section 13(3) of the Federal Reserve Act, and subject to the terms and conditions contained in this Agreement.

B.          Pursuant that certain Main Street Loan – Venus Concept – Sale and Assignment Agreement, dated April 23, 2024, CNB assigned, transferred, and conveyed all of its rights, title and interest in and to the Loan and all Loan Documents (as defined herein) to the Lenders.

~~B~~C.        Borrower and ~~Lender~~the Lenders have negotiated the terms and conditions of, and wish to enter into, this Agreement in order to set forth the terms and conditions of the Loan.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, ~~Borrower and Lender~~the Loan Parties (as defined below) and the Lenders agree as follows:

1.           DEFINITIONS. As used in this Agreement the terms listed below shall have the following meanings unless otherwise required by the context:

(a)        Bank Product Obligations: Shall mean all obligations, liabilities, contingent reimbursement obligations, fees, and expenses owing by an Obligor or any subsidiary of an Obligor to the ~~Lender~~Lenders or any affiliate of the ~~Lender~~Lenders pursuant to or evidenced by certain cash management service agreements entered into from time to time by an Obligor or any subsidiary of an Obligor with the ~~Lender~~Lenders or any affiliate of the ~~Lender~~Lenders concerning Bank Products and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising.

(b)       Bank Products: Shall mean any service or facility extended to an Obligor or any subsidiary of an Obligor by the ~~Lender~~Lenders or any affiliate of the ~~Lender~~Lenders, including: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) ACH transactions, or (f) cash management, including controlled disbursement, accounts or services.

(c)         Borrower Certification: That certain Main Street Priority Loan Facility Borrower Certifications and Covenants dated as of ~~even date herewith~~December 8, 2020, from Borrower in favor of Lender, as the same may be amended or modified from time to time.

(d)        Capital Lease(s): Means, with respect to any Person, any lease of (or other agreement conveying the right to use) any real and personal property by such Person that is accounted for as a capital lease on the balance sheet of such Person.

(e)          CARES Act: The Coronavirus Aid, Relief, and Economic Security Act.

(f)          Change of Control: ~~A change of ownership in excess of fifty-one percent (51%) of the ownership interests of Borrower or Guarantor.~~means, with respect to any Loan Party, the occurrence of, for any reason whatsoever, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than any of the Permitted Holders, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50% or more of the equity interests of such Loan Party entitled to vote for members of the Board of Directors of such Loan Party on a fully diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right).

(g)          Collateral: Shall have the meaning ascribed to such term in Section 4 hereof. Collateral shall not include Excluded Property.

(h)          EBITDA: The sum of earnings before interest, taxes, depreciation, and amortization.

(i)          Excluded Property: Means, with respect to Borrower: (a) any personal property (including, without limitation, motor vehicles) in respect of which perfection of a lien is not governed by the UCC; provided, that IP Rights (as defined in Section 4(a)) of Venus Canada or Venus Israel shall not be Excluded Property; and (b) any permit, lease, license, contract or other agreement if the grant of a security interest in such permit, lease, license, contract or other agreement in the manner contemplated by the Loan Documents, under the terms thereof or under applicable law or regulation, is prohibited and would result in the termination thereof or give the other parties thereto the right to terminate, accelerate or otherwise alter Borrower’s rights, titles and interests thereunder (including upon the giving of notice or the lapse of time or both); provided, that, (i) any such limitation described in the foregoing clause (b) on the security interests granted under the Loan Documents shall only apply to the extent that any such prohibition is not rendered ineffective pursuant to the UCC that has the effect of permitting the grant of a security interest and preventing any termination, acceleration or alteration of Borrower’s rights, titles and interests thereunder as a result of such grant of a security interest and (ii) in the event of the termination or elimination of any such prohibition or the requirement for any consent contained in any applicable law, regulation, permit, lease, license, contract or other agreement, or upon the granting of any such consent, or waiving or terminating any requirement for such consent, a security interest in such permit, lease, license, contract or other agreement shall be automatically and simultaneously granted under the Loan Documents and such permit, lease, license, contract or other agreement shall be included as Collateral.

(j)           Facility: The Main Street Priority Loan Facility, which has been authorized under Section 13(3) of the Federal Reserve Act.

(k)         FAQS: The Main Street Lending Program Frequently Asked Questions as published by the Board of Governors of the Federal Reserve System, as the same may be amended or modified from time to time.

(l)          Financing Statement(s): The financing statement(s) from ~~Borrower to Lender~~a Loan Party in favor of the Lenders to perfect ~~Lender’s~~Lenders’ security interest in the Collateral.

(m)         GAAP: Generally accepted accounting principles consistently applied, as adopted in the United States, and as amended from time to time.

(n)          Governmental Assignee: Shall have the meaning ascribed to such term in the instructions to the Borrower Certification.

(o)          Governmental Authority: Any governmental or quasi-governmental authority, agency, authority, board, commission, or governing body authorized by federal, state or local laws or regulations as having jurisdiction over the ~~Lender or the Borrower or the Guarantor~~Lenders or a Loan Party.

(p)          ~~“Guarantor” shall mean each~~Grantor: Each of (i) the Borrower, (ii) Venus Concept Inc., a Delaware corporation (“~~Original Guarantor~~Venus Concept”), (~~ii~~iii) Venus Concept Canada Corp., a corporation incorporated under the laws of the Province of Ontario (“~~New Guarantor” and, together with the Borrower and the Original~~ Venus Canada”) and (iv) Venus Concept Ltd., a company formed under the Companies Law of Israel (“Venus Israel”).

(q)         ~~(p)~~ Guarantor~~, the “All-Assets Grantors”)~~: means each of (i) Venus Concept, (ii) Venus Canada, (iii) Venus Israel and (iv) any other individual or entity now or hereafter guaranteeing the Loan.

(r)          ~~(q)~~ Guaranty: That certain Guaranty of Payment and Performance dated as of even date herewith from each Guarantor in favor of Lender, as the same may be amended or modified from time to time.

(s)        ~~(r)~~ Loan: That certain term loan in the original principal amount of FIFTY MILLION AND 00/100 DOLLARS ($50,000,000.00), made pursuant to the Facility, as evidenced by the Note and other Loan Documents as provided herein.

(t)          ~~(s) “~~Loan Documents~~”~~: shall mean any and all documents evidencing, securing or executed in connection with the Loan, including, without limitation, (i) the Note, (ii) this Agreement, (iii) that certain Loan Modification Agreement, dated as of October 4, 2023 (the “First Modification”), among ~~the Lender~~CNB, the Borrower, the Guarantors, ~~Venus Concept Ltd., a company formed under the Companies Law of Israel (the “Israeli Grantor”, and together with the Original Guarantor and the Borrower, the “IP Grantors”; the Israeli Grantor, together with the All-Assets Grantors, the “~~Grantors~~”) Madryn Health Partners, LP, a Delaware limited partnership (“Madryn DE”), and Madryn Health Partners (Cayman Master), LP, a Cayman Islands limited partnership (“Madryn Cayman” and, together with Madryn DE, the “Madryn Junior Creditors”)~~Madryn Health, and Madryn Cayman, (iv) that certain Loan Modification Agreement, dated as of January 18, 2024 (the “Second Modification”) among ~~the Lender~~CNB, the Obligors, ~~and the Madryn Junior Creditors, (v~~Madryn Health and Madryn Cayman, and, (v) that certain Loan Amendment and Consent Agreement, dated as of May 24, 2024 (the “Third Modification”) among the Lenders and Loan Parties, (vi) the Main Street Subordination Agreements (as defined in the Second Modification) and (~~vi~~vii) that certain intercreditor agreement, dated as of January 18, 2024, (the “Intercreditor Agreement”) among the Obligors, ~~the Lender, the~~CNB, Madryn ~~Junior Creditors~~Health, Madryn Cayman, EW Healthcare Partners, L.P. and EW Healthcare Partners-A, L.P. (collectively, the “EW Junior Creditors”).

(u)         Loan Parties: Means, collectively, the Borrower and the Guarantors.

(v)         ~~(t)~~ Madryn Debt: Means the indebtedness outstanding under those certain secured subordinated convertible notes issued by Borrower pursuant to that certain Securities Exchange and Registration Rights Agreement dated as of the date hereof by and among Borrower, the Guarantors (as defined therein), each Investor (as defined therein) party thereto and MADRYN HEALTH PARTNERS, LP, in the principal amount of $26,695,110.54, which indebtedness is guaranteed by Borrower pursuant to that certain Guaranty and Security Agreement to be dated as of the date of funding of the Loan.

(w)         ~~(u)~~ Mortgage Debt: Shall have the meaning given to such term in the FAQS.

(x)        ~~(v)~~ Note: That certain Promissory Note dated as of even date herewith from Borrower in favor of ~~Lender~~the Lenders in the original principal amount of $50,000,000.00, as the same may be amended, restated, modified ~~or~~, replaced or exchanged from time to time.

(y)        ~~(w)~~ Obligations: Shall mean all loans, advances and other financial accommodations made or extended by a Lender to an Obligor, including, without limitation, those arising pursuant to the Note and ~~the~~this Loan Agreement, all interest accrued thereon (including interest which would be payable as post-petition in connection with any bankruptcy or similar proceeding, whether or not permitted as a claim thereunder), any fees due the ~~Lender~~Lenders under the Loan Documents, any expenses incurred by the ~~Lender~~Lenders under the Loan Documents and any and all other liabilities and obligations of an Obligor to the ~~Lender~~Lenders, including any reimbursement obligations of an Obligor to ~~Lender~~Lenders in respect of any letter of credit issued by the ~~Lender~~Lenders for the account of an Obligor and surety bonds, and all Bank Product Obligations of an Obligor, all in each case howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, together with any and all renewals or extensions thereof.

(z)         ~~(x) “~~Obligor~~”~~: shall mean the ~~Borrower, the~~ Grantors, any subsidiary of the Borrower, any other guarantor, accommodation endorser, third-party grantor, or any other party liable with respect to the Obligations.

(aa)        ~~(y)~~ Permitted Debt: Shall mean (i) the Loan, (ii) the endorsement of checks for collection in the ordinary course of business, (iii) debt payable to suppliers and other trade creditors in the ordinary course of business on ordinary and customary trade terms and which is not past due, (iv) unsecured intercompany debt, (v) Mortgage Debt, (vi) any existing debt owed by Borrower ~~or~~ to ~~Lender~~the Lenders, (vii) purchase money debt (including obligations in respect of Capital Leases) hereafter incurred by Borrower to finance the purchase of fixed assets, and renewals, refinancings and extensions thereof; provided, that, (x) the total of all such debt for Borrower taken together shall not exceed an aggregate principal amount of $500,000.00 at any one time outstanding, (y) such debt when incurred shall not exceed the purchase price of the asset(s) financed and (z) no such debt shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing, (viii) unsecured debt in respect of netting services, overdraft protections, employee credit cards programs, automatic clearinghouse arrangements and similar arrangements in each case in connection with deposit accounts and debt arising from the honoring of a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, that, the aggregate outstanding principal amount of such debt shall not at any time exceed $750,000.00, (ix) unsecured debt subordinated upon terms reasonably satisfactory to ~~Lender~~the Lenders in all respects, (x) the Madryn Debt and (~~y~~xi) the EW Junior Debt.

(bb)      Permitted  Holders: (a)  Aperture Venture Partners II, L.P., Aperture Venture Partners   II-A, L.P., Aperture Venture Partners II-B, L.P., Aperture Venture Partners III, L.P., Deerfield Special Situations Fund, L.P., SEDCO Capital Global Funds - SC Private Equity Global Fund IV, SEDCO Capital Cayman Ltd., Longitude Venture Partner II L.P., Venus Technologies Ltd., EW Healthcare Partners, L.P., EW Healthcare Partners-A, L.P., Healthquest Partners, L.P., Healthquest Partners II, L.P., Madryn Health Partners, LP, Madryn Health Partners (Cayman Master), LP, and any Controlled Investment Affiliate of any of the foregoing Persons, (b) Domenic Serafino and (c) Senior Management Persons (defined as Rajiv De Silva, Hemanth Varghese, Domenic Della Penna, Willliam McGrail, Ross Portaro, Anna Georgiadis and Michael Mandarello) of the Company and Board Members of the Company, in each case, for so long as such Persons are actively employed by the Company in such capacity or serve in such capacity, as the case may be.

(cc)      ~~(z)~~ Permitted Liens: Shall mean (i) liens securing obligations under the Loan; (ii) liens on real property in connection with loans with respect to which substantially all of the proceeds were used for acquisition, construction, fit-out, and/or renovation of such property; (iii) (1) liens over the ERTC Collateral securing the EW Junior Debt and (2) liens securing Permitted Debt that are junior or pari-passu to any lien securing the Loan; (iv) liens on receivables assets and related assets incurred in connection with a receivables facility, provided that such debt is secured only by the newly acquired property; (v) liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith; (vi) statutory liens securing claims or demands of materialmen, suppliers, producers, mechanics, carriers, warehousemen, landlords and other Persons imposed without action of such parties; (vii) liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the ordinary course of business (other than liens imposed by ERISA); (viii) liens that are rights of set-off, bankers’ liens or similar non-consensual liens relating to deposit or securities accounts in favor of banks, other depositary institutions and securities intermediaries arising in the ordinary course of business of Borrower; (ix) liens on limited recourse equipment financings (including equipment capital or finance leasing and purchase money equipment loans) secured only by the acquired equipment; (x) deposits to secure the performance of bids, trade contracts and leases (other than indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (xi) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person; (xii) liens securing judgments for the payment of money (or appeal or other surety bonds relating to such judgments) not constituting an Event of Default; (xiii) normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions; (xiv) liens of a collection bank arising under Section 4-210 of the UCC on items in the course of collection; (xv) reservations, limitations, provisos and conditions expressed in any original grants from the crown or other grants of real or immovable property, or interest therein, which do not materially affect the use of the affected land for the purpose for which it was used by that Person; (xvi) security given to a public utility or Governmental Authority when required by such utility or authority (excluding, for the avoidance of doubt, security in connection with Indebtedness for borrowed money) in connection with the operations of that Person in the ordinary course of its business provided that such security does not materially impair the use of the affected property for the purpose for which it was used by that Person; and (xvii) liens arising from precautionary UCC financing statements or similar filings under applicable law regarding operating leases entered into by the Borrower in the ordinary course of business.

(dd) ~~(aa)~~ Person: A natural person, a partnership, a  joint  venture,  an  unincorporated  association, a limited liability company, a corporation, a trust, any other legal entity, or any Governmental Authority.

~~(bb)~~ SPV~~: MS FACILITIES LLC, a Delaware limited liability company.~~

(ee)  ~~(cc) “~~UCC~~”~~: shall mean, as applicable, (i) the Uniform Commercial Code in effect from  time to time in the State of Delaware and (ii) the Uniform Commercial Code in effect from time to time in the District of Columbia. Any term used in this Agreement, any other Loan Document or any Financing Statement filed in connection herewith which is defined in the UCC and not otherwise defined in this Agreement or in any other Loan Document has the meaning given to such term in the UCC.

~~(dd) Unmatured Event of Default: Any event that, if it continues uncured, will, with lapse of time or notice, or both, constitute an Event of Default hereunder and under the other Loan Documents.~~

2.           LOAN. All Loan proceeds under the Note ~~shall be funded within three (3) business days of~~have been funded prior to the date of the ~~Commitment Letter (as defined in Section 6(gg) below)~~Third Modification.

3.          EXPENSES: Borrower shall pay all fees and charges incurred in the procuring and making of the Loan and all other expenses incurred by ~~Lender~~the Lenders during the term of the Loan, ~~including without limitation, Florida Documentary Stamp Taxes, if applicable,~~ and the fees of the attorneys for ~~Lender~~the Lenders. The Borrower shall also pay any and all insurance premiums, taxes, assessments, and other charges, liens and encumbrances upon the Collateral. Such amounts, unless sooner paid, shall be paid from time to time as ~~Lender~~the Lenders shall request either to the Person to whom such payments are due or to ~~Lender if Lender has~~the Lenders if the Lenders have paid the same.

4.           SECURITY AGREEMENT.

(a)          ~~(a)~~        Security for Obligations. ~~As security for~~To secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory  prepayment  or  otherwise,  of  the  Obligations, each ~~All-Assets Grantor, for itself, does hereby pledge, assign, transfer, deliver and grant to the Lender, for its own benefit and as agent for its affiliates,~~Grantor hereby grants to each of the Lenders a continuing ~~and unconditional~~ security interest in ~~and to any and all property of such All-Assets Grantor, of any kind or description, tangible or intangible, wheresoever located and~~any and all right, title and interest of such Grantor in and to all of the following, whether now owned or existing or ~~hereafter arising or acquired, including the following (all of which property, along with the products and proceeds therefrom, are individually and~~ owned, acquired or arising hereafter (collectively ~~referred to as~~, the “~~All-Assets~~ Collateral”):

(i)           all Accounts;

~~(i)          all property of, or for the account of, such All-Assets Grantor, whether now existing or hereafter arising or acquired, and wherever now or hereafter located, together with all additions and accessions thereto, substitutions, betterments and replacements therefor, products and Proceeds therefrom, and all of such All-Assets Grantor’s books and records and recorded date relating thereto (regardless of the medium of recording or storage), together with all of such All-Assets Grantor’s right, title and interest in and to all computer software required to utilize, create, maintain and process any such records or data on electronic media, identified and set forth as follows:~~

~~(1)         All Accounts and all Goods whose sale, lease or other disposition by such All-Assets Grantor has given rise to Accounts and have been returned to, or repossessed or stopped in transit by, such All-Assets Grantor, or rejected or refused by an Account Debtor;~~

~~(2)         All Inventory, including raw materials, work-in-process and finished goods;~~

~~(3)          All Goods (other than Inventory), including embedded software, Equipment, vehicles, furniture and Fixtures;~~

~~(4)          All Software and computer programs;~~

~~(ii)~~         all Chattel Paper;

~~(iii)~~        all Commercial Tort Claims;

~~(iv)~~         all Copyrights;

~~(v)~~         all Copyright Licenses;

~~(vi)        (5) All Securities, Investment Property, Financial Assets and~~all Deposit Accounts;

~~(6)         All Chattel Paper, Electronic Chattel Paper, Instruments, Documents, Letter of Credit Rights, all proceeds of letters of credit, Health-Care-Insurance Receivables, Supporting Obligations, notes secured by real estate, Commercial Tort Claims and General Intangibles, including Payment Intangibles; and~~

~~(7)        All Proceeds (whether Cash Proceeds or Noncash Proceeds) of the foregoing property, including all insurance policies and proceeds of insurance payable by reason of loss or damage to the foregoing property, including unearned premiums, and of eminent domain or condemnation awards.~~

~~(ii)        In addition to, and not in substitution of, the security interest granted by the Original Guarantor to the Lender pursuant to Section 4(a)(i), as security for the payment and performance of the Obligations, the Original Guarantor, for itself, does hereby pledge, assign, transfer, deliver and grant to the Lender, for its own benefit and as agent for its affiliates, a continuing and unconditional security interest in and to any and all of the right, title, and interest of the Grantor in, to, and under the following (the “Original Guarantor IP Collateral”):~~

~~(1)        the patents and patent applications set forth in Exhibit A to the Modification and all reissues, divisions, continuations, continuations-in-part, renewals, extensions, and reexaminations thereof and amendments thereto;~~

~~(2)         any and all royalties, fees, income, payments, and other proceeds now or hereafter due or payable with respect to any and all of the foregoing; and~~

~~(vii)~~       all Documents;

~~(3)         any and all claims and causes of action with respect to any of the foregoing, whether occurring before, on, or after the date hereof, including all rights to and claims for damages, restitution, and injunctive and other legal and equitable relief for past, present, and future infringement, dilution, misappropriation, violation, misuse, breach, or default, with the right, but no obligation, to sue for such legal and equitable relief and to collect, or otherwise recover, any such damages.~~

~~(iii)        In addition to, and not in substitution of, the security interest granted by the Borrower to the Lender pursuant to Section 4(a)(i), as security for the payment and performance of the Obligations, the Borrower, for itself, does hereby pledge, assign, transfer, deliver and grant to the Lender, for its own benefit and as agent for its affiliates, a continuing and unconditional security interest in and to any and all of the right, title, and interest of the Grantor in, to, and under the following (the “Borrower IP Collateral”):~~

~~(1)         all of its trademark registrations and applications registered with the United States Patents and Trademark Offices, including those set forth in Exhibit B to the Modification, together with the goodwill connected with the use thereof and symbolized thereby, and all extensions and renewals thereof;~~

~~(2)         any and all royalties, fees, income, payments, and other proceeds now or hereafter due or payable with respect to any and all of the foregoing; and~~

~~(viii)~~      all Domain Names;

~~(3)         any and all claims and causes of action with respect to any of the foregoing, whether occurring before, on, or after the date hereof, including all rights to and claims for damages, restitution, and injunctive and other legal and equitable relief for past, present, and future infringement, dilution, misappropriation, violation, misuse, breach, or default, with the right, but no obligation, to sue for such legal and equitable relief and to collect, or otherwise recover, any such damages.~~

~~(iv)        As security for the payment and performance of the Obligations, the Israeli Grantor, for itself, does hereby pledge, assign, transfer, deliver and grant to the Lender, for its own benefit and as agent for its affiliates, a continuing and unconditional security interest in and to any and all of the right, title, and interest of the Grantor in, to, and under the following (the “Israeli IP Collateral” and, together with the Original Guarantor IP Collateral and the Borrower IP Collateral, the “IP Collateral”; the IP Collateral, together with the All-Assets Collateral, the “Collateral”):~~

~~(1)        the patents and patent applications set forth in Exhibit C to the Modification and all reissues, divisions, continuations, continuations-in-part, renewals, extensions, and reexaminations thereof and amendments thereto;~~

~~(2)         all rights of any kind whatsoever of the Grantor accruing under any of the foregoing provided by applicable law of any jurisdiction, by international treaties and conventions, and otherwise throughout the world;~~

~~(3)         any and all royalties, fees, income, payments, and other proceeds now or hereafter due or payable with respect to any and all of the foregoing; and~~

~~(ix)~~       all Drug or Device Applications;

~~(4)       any and all claims and causes of action with respect to any of the foregoing, whether occurring before, on, or after the date hereof, including all rights to and claims for damages, restitution, and injunctive and other legal and equitable relief for past, present, and future infringement, dilution, misappropriation, violation, misuse, breach, or default, with the right, but no obligation, to sue for such legal and equitable relief and to collect, or otherwise recover, any such damages.~~

~~(x)~~	all Equipment;

~~(xi)~~	all Fixtures;

~~(xii)~~	all General Intangibles;

~~(xiii)~~	all Goods;

~~(xiv)~~	all Governmental Licenses;

~~(xv)~~	all Instruments;

~~(xvi)~~	all Inventory;

~~(xvii)~~	all Investment Property;

~~(xviii)~~	all IP Rights;

~~(xix)~~	all Letter-of-Credit Rights;

~~(xx)~~	all Money;

~~(xxi)~~	all Patents;

~~(xxii)~~	all Patent Licenses

~~(xxiii)~~	all Payment Intangibles;

~~(xxiv)~~	all Pledged Shares;

~~(xxv)~~	Proprietary Databases;

~~(xxvi)~~	all Proprietary Software;

~~(xxvii)~~	all Software;

~~(xxviii)~~	all Supporting Obligations;

~~(xxix)~~	all Trademarks;

~~(xxx)~~	all Trademark Licenses;

~~(xxxi)~~	all Trade Secrets;

~~(xxxii)~~	all Websites;

~~(xxxiii)~~	all Website Agreements; and

~~(xxxiv)~~	all Accessions and all Proceeds of any and all of the foregoing.

Notwithstanding anything to the contrary contained herein, the security interests granted under this Agreement shall not extend to any Excluded Property and the Lenders’ security interest over the ERTC Collateral (as defined in the Second Modification) shall be subordinated pursuant to the terms of the New Main Street Subordination Agreement (as defined in the Second Modification) to the EW Junior Creditor’s security interest over such ERTC Collateral as security for the Venus Concept’s obligations to the EW Junior Creditor as issuer of secured subordinated convertible promissory notes in an aggregate principal amount not to exceed $2,000,000 (the “EW Junior Debt”).

Without limiting the generality of the foregoing, it is hereby specifically understood and agreed that a Grantor may from time to time hereafter deliver additional Equity Interests to the Lenders as collateral security for the Obligations. Upon delivery to the Lenders, such additional Equity Interests shall be deemed to be part of the Pledged Shares of such Grantor and shall be subject to the terms of this Agreement.

~~(v)~~          Each ~~of IP~~ Grantor, for itself, hereby represents and warrants to the ~~Lender~~Lenders that with respect to its IP Rights: (i) it owns the entire right, title and interest in its respective IP ~~Collateral~~Rights and that no claims have been asserted challenging such ~~IP~~ Grantor’s inventorship of the subjects of the patents and trademarks, or the ownership, or right to use its respective IP ~~Collateral~~Rights; (ii) its respective IP ~~Collateral is~~Rights are valid and enforceable and there are no pending or threatened claims or legal actions asserting that such IP ~~Collateral is~~Rights are invalid or unenforceable; (iii) such ~~IP~~ Grantor has the right to sell, license, grant a security interest in, or otherwise transfer its respective IP ~~Collateral~~Rights, and has obtained the assignment of all interests and all rights to its respective IP ~~Collateral~~Rights from any and all third parties (including its employees); (iv) its respective IP ~~Collateral is~~Rights are not and has not been the subject matter of any dispute or potential dispute; (v) it has not granted any right, license or interest in or to its respective IP ~~Collateral~~Rights that is in conflict with the rights of ~~Lender~~the Lenders granted under Section 4(a)~~(ii), Section 4(a)(iii) or Section 4(a)(iv), as applicable~~, or the Loan Documents, nor has it encumbered any of its IP ~~Collateral~~Rights other than liens in favor of the holders of the Madryn Debt and EW Junior Debt which have been subordinated to the security interest created hereby in favor of the ~~Lender, for its own benefit and as agent for its affiliates~~Lenders, pursuant to the applicable Main Street Subordination Agreement; (vi) no third party has made any claim in writing that the use of its respective IP ~~Collateral~~Rights infringes upon the rights of such third party; and it has not made any claim in writing that any third party has infringed upon or misappropriated any of its IP ~~Collateral right~~Rights; and (vii) it possesses all necessary rights and privileges to cause its respective IP ~~Collateral~~Rights to be duly and appropriately registered in, filed in, or issued by the United States Patent and Trademark Office, or the corresponding offices of other jurisdictions and countries, and there is no fact or circumstance which would prevent such registration, filing or issuance.

~~Notwithstanding anything to the contrary set forth herein, (x) the term “Collateral” shall not include any Excluded Property and (y) the Lender’s security interest over the ERTC Collateral (as defined in the Second Modification) shall be subordinated pursuant to the terms of the New Main Street Subordination Agreement (as defined in the Second Modification) to the EW Junior Creditor’s security interest over such ERTC Collateral as security for Venus Inc.’s obligations to the EW Junior Creditor as issuer of secured subordinated convertible promissory notes in an aggregate principal amount not to exceed $2,000,000 (the “EW Junior Debt”).~~

The Grantors hereby acknowledge and agree that the security interest created hereby in the Collateral (i) constitutes continuing collateral security for all of the Obligations, whether now existing or hereafter arising and (ii) is not and shall not be construed as an assignment of any IP Rights.

For the purposes of this Section 4(a):

(i)        The following terms shall have the meanings assigned thereto in the UCC (defined below): Accession, Account, Chattel Paper, Commercial Tort Claim, Deposit Account, Document, Equipment, Fixtures, General Intangible, Goods, Instrument, Inventory, Investment Property, Letter-of-Credit Right, Money, Payment Intangibles, Proceeds, Security, Software and Supporting Obligation.

(ii)         As used herein, the following terms shall have the meanings set forth below:

“Additional Pledged Shares” means one hundred percent (100%) of the issued and outstanding Equity Interests of any Person that becomes a Loan Party hereunder, including without limitation, the certificates (or other agreements or instruments) representing such Equity Interests and all options and other rights, contractual or otherwise, with respect thereto.

“Copyright License” means any agreement, whether written or oral, providing for the grant of any right to use any Work under any Copyright.

“Copyrights” means (a) all proprietary rights afforded Works pursuant to Title 17 of the United States Code, including, without limitation, all rights in mask works, copyrights and original designs, and all proprietary rights afforded such Works by other countries for the full term thereof (and including all rights accruing by virtue of bilateral or international treaties and conventions thereto), whether registered or unregistered, including, but not limited to, all applications for registration, renewals, extensions, reversions or restorations thereof now or hereafter provided for by law and all rights to make applications for registrations and recordations, regardless of the medium of fixation or means of expression, which are owned by any Grantor or which any Grantor is licensed, authorized or otherwise granted rights under or to and (b) all copyright rights under the copyright laws of the United States, Canada, Israel and all other countries for the full term thereof (and including all rights accruing by virtue of bilateral or international copyright treaties and conventions), whether registered or unregistered, including, but not limited to, all applications for registration, renewals, extensions, reversions or restorations of copyrights now or hereafter provided for by law and all rights to make applications for copyright registrations and recordations, regardless of the medium of fixation or means of expression, which are owned by any Grantor or which any Grantor is licensed, authorized or otherwise granted rights under or to.

“Domain Names” means all domain names and URLs that are registered and/or owned by any Grantor or which any Grantor is licensed, authorized or otherwise granted rights under or to.

“Drug or Device Application” means a New Drug Application, an Abbreviated New Drug Application, or a product license application, as those terms are defined in the FDCA, for any Product, as appropriate, in each case of any Grantor.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member, membership or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination; provided, however, that Equity Interests shall not include indebtedness having a feature which entitles the holder thereof to convert or exchange all or a portion of such indebtedness into or by reference to Equity Interests of the Company.

“FDA” means the Food and Drug Administration of the United States of America or any successor entity thereto.

“FDCA” means the Federal Food, Drug and Cosmetic Act, as amended, 21 U.S.C. Section 301 et seq. and all regulations promulgated thereunder.

“Governmental Licenses” means all applications to and requests for approval from a Governmental Authority for the right to manufacture, import, store, market, promote, advertise, offer for sale, sell, use and/or otherwise distribute a Product, including, without limitation, all filings filed with the FDA and Health Canada, and all authorizations issuing from a Governmental Authority based upon or as a result of such applications and requests, which are owned by any Grantor, acquired by any Grantor via assignment, purchase or otherwise or that any Grantor is licensed, authorized or otherwise granted rights under or to.

“Health Canada” means the Canadian Food Inspection Agency and the Department of Health Canada, as applicable.

“IP Rights” means all worldwide intellectual property rights, industrial property rights, proprietary rights and common-law rights, whether registered or unregistered, Copyrights, Domain Names, Patents, Trademarks, Proprietary Databases, Proprietary Software, Websites and Trade Secrets, including without limitation, all rights to and under all new and useful algorithms, concepts, data (including all clinical data relating to a Product), databases, designs, discoveries, inventions, know-how, methods, processes, protocols, chemistries, compositions, show-how, software (other than commercially available, off-the-shelf or open source), specifications for Products, techniques, technology, trade dress and all improvements thereof and thereto, which is owned by any Grantor or which any Grantor is licensed, authorized or otherwise granted rights under or to.

“Patent License” means any agreement, whether written or oral, providing for the grant of any right to make, use, offer for sale, import, sell or otherwise exploit any invention, in each case, under any Patent.

“Patents” means all registered letters patent and patent applications in the United States, Canada, Israel and all other countries (and all letters patent that issue therefrom) and all reissues, reexaminations, extensions, renewals, divisions and continuations (including continuations-in-part and continuing prosecution applications) thereof, for the full term thereof, together with the right to claim the priority thereto and the right to sue for past infringement of any of the foregoing, which are owned by any Grantor or which any Grantor is licensed, authorized or otherwise granted rights under or to.

“Pledged Shares” means (a) one hundred percent (100%) of the issued and outstanding Equity Interests of each subsidiary owned directly by a Grantor, together with the certificates (or other agreements or instruments), if any, representing such Equity Interests, and all options and other rights, contractual or otherwise, with respect thereto, including, but not limited to, the following: (i) all shares, securities, membership interests and other Equity Interests or other property representing a dividend or other distribution on or in respect thereof, or representing a distribution or return of capital upon or in respect thereof, or resulting from a stock split, revision, reclassification or other exchange therefor, and any other dividends, distributions, subscriptions, warrants, cash, securities, instruments, rights, options or other property issued to or received or receivable by the holder of, or otherwise in respect thereof; and (ii) without affecting the obligations of the Grantors under any provision prohibiting such action hereunder or under the other Transaction Documents, in the event of any consolidation or merger involving the issuer of any Pledged Shares and in which such issuer is not the surviving Person, all Equity Interests of the successor Person formed by or resulting from such consolidation or merger, (b) all Additional Pledged Shares, and (c) all Accessions and all Proceeds of any and all of the foregoing.

“Product” means any product or service developed, manufactured, marketed, imported or offered for sale, sold, used, distributed or otherwise commercialized by any Loan Party or any subsidiary.

“Proprietary Databases” means any material non-public proprietary database or information repository that is owned by any Grantor or that any Grantor is licensed, authorized or otherwise granted rights under or to.

“Proprietary Software” means any proprietary software owned, licensed or otherwise used (other than any software that is generally commercially available, off-the-shelf and/or open source) including, without limitation, the object code and source code forms of such software and all associated documentation, which is owned by any Grantor or which any Grantor is licensed, authorized or otherwise granted rights under or to.

“Trademark License” means any agreement, written or oral, providing for the grant of any right to use any Trademark.

“Trademarks” means all statutory and common-law trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and the goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications to register in connection therewith, under the laws of the United States, any state thereof, Canada, Israel or any other country or any political subdivision thereof, or otherwise, for the full term and all renewals thereof, which are owned by any Grantor or which any Grantor is licensed, authorized or otherwise granted rights under or to.

“Trade Secrets” means any data or information that is not commonly known by or available to the public and which (a) derives economic value, actual or potential, from not being generally known to and not being readily ascertainable by proper means by other Persons who can obtain economic value from its disclosure or use, (b) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy and (c) which are owned by any Grantor or which any Grantor is licensed, authorized or otherwise granted rights under or to.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York except as such term may be used in connection with the perfection of the Collateral and then the applicable jurisdiction with respect to such affected Collateral shall apply.

“Website Agreements” means all agreements between any Grantor and any other Person pursuant to which such Person provides any services relating to the hosting, design, operation, management or maintenance of any Website, including without limitation, all agreements with any Person providing website hosting, database management or maintenance or disaster recovery services to any Grantor and all agreements with any domain name registrar, as all such agreements may be amended, supplemented or otherwise modified from time to time.

“Websites” means all websites that any Grantor shall operate, manage or control through a Domain Name, whether on an exclusive basis or a nonexclusive basis, including, without limitation, all content, elements, data, information, materials, hypertext markup language (HTML), software and code, works of authorship, textual works, visual works, aural works, audiovisual works and functionality embodied in, published or available through each such website and all intellectual property and proprietary rights in each of the foregoing.

“Work” means any work or subject matter that is subject to protection pursuant to Title 17 of the United States Code.

(b)       Possession and Transfer of Collateral. ~~Subject to Section 4(j), until~~Until an Event of Default has occurred hereunder, each Grantor shall be entitled to possession or use of the Collateral (other than Collateral required to be delivered to the ~~Lender~~Lenders pursuant to this Section 4). The cancellation or surrender of any promissory note evidencing the Obligations, upon payment or otherwise, shall not affect the right of the ~~Lender~~Lenders to retain the Collateral for any other of the Obligations. No Grantor shall sell, assign (by operation of law or otherwise), license, lease or otherwise dispose of, or grant any option with respect to, any of the Collateral owned by such Grantor, except that each Grantor may sell inventory in the ordinary course of such Grantor’s business.

(c)       Perfection Filings and Registrations. Each Grantor shall, at the ~~Lender’s~~Lenders’ request, at any time and from time to time, execute and deliver to the ~~Lender~~Lenders such financing statements, filings, registrations, amendments and other documents and do such acts as the ~~Lender deems~~Lenders deem necessary in order to establish and maintain a valid, attached and perfected security interest in the Collateral in favor of the ~~Lender~~Lenders, for ~~its~~their own benefit and as agent for ~~its~~their affiliates, including ~~(i) with respect to the Borrower,~~ filing ~~a~~ UCC-1 financing ~~statement with the Secretary of State of the State of Delaware, (ii) with respect to the New Guarantor, (x) filing a UCC-1 financing statement with the District of Columbia’s Recorder of Deeds and (y)~~statements in the relevant jurisdictions, filing a financing statement under the Personal Property Security Act (Ontario) from time to time in effect in Ontario (the “PPSA”) ~~and (iii) with respect to the Israeli Grantor,~~, filing with the United States Patent and Trademark Office (and any successor office and any similar office in any state of the United States or in any other country)~~, this Agreement, the Modification and other~~ or filing in any other relevant jurisdiction such documents for the purpose of perfecting, continuing, enforcing or protecting the security interest granted by the ~~Israeli~~applicable Grantor hereunder. Each Grantor hereby irrevocably authorizes the ~~Lender~~Lenders at any time, and from time to time, to file in any jurisdiction any initial financing statements, registrations or filings, and amendments thereto, without the signature of such Grantor where permitted by law that (A) indicate the Collateral (1) is comprised of all assets of such ~~All-Assets~~ Grantor or words of similar effect, regardless of whether any particular asset comprising a part of the Collateral falls within the scope of Article 9 of the UCC, the PPSA or any other applicable statute in effect in any other jurisdiction applicable to such Grantor, or (~~ii~~2) as being of an equal or lesser scope or within greater detail as the grant of security interest set forth herein, and (B) contain any other information required by Section 5 of Article 9 of the UCC, the PPSA, or any other applicable statute in effect in any other jurisdiction application to such Grantor. Notwithstanding anything to the contrary herein no Grantor shall be required to seek or deliver deposit account control agreements or their equivalent with respect to deposit accounts maintained outside of the United States~~; provided that no funds held in any deposit account of any Grantor which is both not maintained with Lender and not subject to a deposit account control agreement (or any equivalent instrument required to perfect the Lender’s security interest over such deposit account in any jurisdiction in which such deposit account is maintained) shall be counted when calculating the Borrower’s compliance with the Minimum Deposit Requirement~~. Each Grantor further ratifies and affirms its authorization for any financing statements, filings, registrations and/or amendments thereto, executed and filed by the ~~Lender~~Lenders in any jurisdiction prior to the date of this Agreement and the Third Modification. In addition, each Grantor shall make appropriate entries on its books and records disclosing the security interests of the ~~Lender~~Lenders, for ~~its~~their own benefit and as agent for ~~its~~their affiliates, in the Collateral owned by such Grantor.

(d)       Preservation of the Collateral. The ~~Lender~~Lenders may, but ~~is~~are not required, to take such actions from time to time as the ~~Lender deems~~Lenders deem appropriate to maintain or protect the Collateral. The ~~Lender~~Lenders shall have exercised reasonable care in the custody and preservation of the Collateral if the ~~Lender takes~~Lenders take such action as each Grantor shall reasonably request in writing which is not inconsistent with the ~~Lender’s~~Lenders’ status as a secured party, but the failure of the ~~Lender~~Lenders to comply with any such request shall not be deemed a failure to exercise reasonable care; provided, however, the ~~Lender’s~~Lenders’ responsibility for the safekeeping of the Collateral shall (i) be deemed reasonable if such Collateral is accorded treatment substantially equal to that which the ~~Lender accords its~~Lenders accord their own property, and (ii) not extend to matters beyond the control of the ~~Lender~~Lenders, including acts of God, war, insurrection, riot or governmental actions. In addition, any failure of the ~~Lender~~Lenders to preserve or protect any rights with respect to the Collateral against prior or third parties, or to do any act with respect to preservation of the Collateral, not so requested by a Grantor, shall not be deemed a failure to exercise reasonable care in the custody or preservation of the Collateral. Each Grantor shall have the sole responsibility for taking such action as may be necessary, from time to time, to preserve all rights of such Grantor and the ~~Lender~~Lenders in the Collateral against prior or third parties. Without limiting the generality of the foregoing, where Collateral consists in whole or in part of securities, each Grantor represents to, and covenants with, the ~~Lender~~Lenders that such Grantor has made arrangements for keeping informed of changes or potential changes affecting the securities (including rights to convert or subscribe, payment of dividends, reorganization or other exchanges, tender offers and voting rights), and such Grantor agrees that the ~~Lender~~Lenders shall have no responsibility or liability for informing such Grantor of any such or other changes or potential changes or for taking any action or omitting to take any action with respect thereto.

(e)         Other Actions as to any and all Collateral. Each Grantor further agrees to take any other action reasonably requested by the ~~Lender~~Lenders to ensure the attachment, perfection and priority of, and the ability of the ~~Lender~~Lenders to enforce, the security interest of the ~~Lender~~Lenders, for ~~its~~their own benefit and as agent for ~~its~~their affiliates, in any and all of the Collateral including (a) causing the ~~Lender’s name~~Lenders’ names to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of the ~~Lender~~Lenders to enforce, the security interest of the ~~Lender~~Lenders, for ~~its~~their own benefit and as agent for ~~its~~their affiliates, in such Collateral, (b) complying with any provision of any statute, regulation or treaty of the United States of America and Canada, as applicable, as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the ~~Lender~~Lenders to enforce, the security interest of the ~~Lender~~Lenders, for ~~its~~their own benefit and as agent for ~~its~~their affiliates, in such Collateral, (c) obtaining governmental and other third party consents and approvals, including any consent of any licensor, lessor or other Person obligated on Collateral, (d) obtaining waivers from mortgagees and landlords in form and substance satisfactory to the ~~Lender~~Lenders, and ~~(e)~~I taking all actions required by the UCC in effect from time to time or by any other law applicable in any relevant UCC jurisdiction or by any other law (including the PPSA) applicable in Canada. Each Grantor further agrees to indemnify and hold the ~~Lender~~Lenders harmless against claims of any Persons not a party to this Agreement concerning disputes arising over the Collateral.

(f)         Warehouseman, Bailee and Landlord Waivers. If any material portion of the Collateral at any time is in the possession of a warehouseman or bailee, the applicable ~~All-Assets~~ Grantor shall promptly notify the ~~Lender~~Lenders thereof, and shall use commercially reasonable efforts to obtain a collateral access agreement upon request of the ~~Lender~~Lenders, including with respect to the location of ~~New Guarantor~~Venus Canada at 235 Yorkland Blvd., Suite 106, Toronto, Ontario M2J4Y8. Notwithstanding anything herein to the contrary, the ~~All-Assets~~ Grantors shall, ~~no later than the date that is ninety (90) days following the date of the Modification~~at the request of the Lenders, cause the landlords of such Grantor’s Designated ~~Locations~~Addresses to execute and deliver to the ~~Lender~~Lenders, for ~~its~~their own benefit and as agent for ~~its~~their affiliates, landlord waivers and subordination agreements with respect to the Designated Addresses. For purposes hereof, “Designated Addresses” shall mean (i) with respect to ~~the Original Guarantor~~Venus Concept, 1800 Bering Dr., San Jose CA 95112, and (ii) with respect to the Borrower, 4001 SW 47th Ave., Suite 206, Davie, FL 33314.

(g)     Letter-of-Credit Rights. If any ~~All-Assets~~ Grantor at any time is a beneficiary under a letter of credit now or hereafter issued in favor of such ~~All-Assets~~ Grantor, ~~the Borrower~~such Grantor shall promptly notify the ~~Lender~~Lenders thereof and, at the request and option of the ~~Lender~~Lenders, such ~~All-Assets~~ Grantor shall, pursuant to an agreement in form and substance satisfactory to the ~~Lender~~Lenders, either (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the ~~Lender~~Lenders, for ~~its~~their own benefit and as agent for ~~its~~their affiliates, of the proceeds of any drawing under the letter of credit, or (ii) arrange for the ~~Lender~~Lenders, for ~~its~~their own benefit and as agent for ~~its~~their affiliates, to become the transferee beneficiary of the letter of credit, with the ~~Lender~~Lenders agreeing, in each case, that the proceeds of any drawing under the letter to credit are to be applied as provided in this Agreement.

(h)          Commercial Tort Claims. If any ~~All-Assets~~ Grantor shall at any time hold or acquire a Commercial Tort Claim, such ~~All-Assets~~ Grantor shall promptly notify the ~~Lender~~Lenders in writing signed by such ~~All-Assets~~ Grantor of the details thereof and grant to the ~~Lender~~Lenders, for ~~its~~their own benefit and as agent for ~~its~~their affiliates, in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, in each case in form and substance satisfactory to the ~~Lender~~Lenders, and shall execute any amendments hereto deemed reasonably necessary by the ~~Lender~~Lenders to perfect the security interest of the ~~Lender~~Lenders, for ~~its~~their own benefit and as agent for ~~its~~their affiliates, in such Commercial Tort Claim.

(i)          Electronic Chattel Paper and Transferable Records. If any ~~All-Assets~~ Grantor at any time holds or acquires an interest in any electronic chattel paper or any “transferable record”, as that term is defined in Section 201 of the federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, such ~~All-Assets~~ Grantor shall promptly notify the ~~Lender~~Lenders thereof and, at the request of the ~~Lender~~Lenders, shall take such action as the ~~Lender~~Lenders may reasonably request to vest in the ~~Lender~~Lenders control under Section 9-105 of the UCC of such electronic chattel paper or control under Section 201 of the federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The ~~Lender agrees~~Lenders agree with each ~~All-Assets~~ Grantor that the ~~Lender~~Lenders will arrange, pursuant to procedures satisfactory to the ~~Lender~~Lenders and so long as such procedures will not result in the ~~Lender ‘s~~Lenders’ loss of control, for such ~~All-Assets~~ Grantor to make alterations to the electronic chattel paper or transferable record permitted under Section 9-105 of the UCC or, as the case may be, Section 201 of the federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to make without loss of control.

(j)          ~~(j)~~ Subscription Sales Contracts.

(i)       Notwithstanding anything herein to the contrary, including Section 4(b), as additional security for the Obligations, the Borrower assigns to the ~~Lender~~Lenders, for ~~its~~their own benefit and as agent for ~~its~~their affiliates, all of the Borrower’s rights under (x) all Eligible Subscription Sales Contracts in effect on the date of the Third Modification upon the execution of the Third Modification without any further action by any person (the “Existing Eligible Subscription Sales Contracts”) and (y) Eligible Subscription Sales Contracts entered into on or after the date of the Third Modification designated by Borrower in writing as subject to assignment pursuant to this Section 4(j) (the “Future Eligible Subscription Sales Contracts” and, together with the Existing Eligible Subscription Sales Contracts, the “Assigned Sales Contracts”) immediately (and without further action by any person) upon the designation by Borrower of such Future Eligible Subscription Sales Contract as Assigned Sales Contracts pursuant to the terms of this Section 4(j); provided, that if the aggregate original face amount (the “Contract Amount”) of all Assigned Sales Contracts assigned to the ~~Lender~~Lenders as of the end of any calendar quarter is less than $12,000,000 (the “Sales Contracts Threshold”) (whether as a result of any Subscription Sales Contract ceasing to meet the Eligibility Criteria or otherwise), the Borrower shall promptly thereafter designate additional Eligible Subscription Sales Contracts as assigned to the ~~Lender~~Lenders pursuant to this Section 4(j) until the aggregate Contract Amount of all Assigned Sales Contracts assigned to the ~~Lender~~Lenders hereunder equals or exceeds the Sales Contracts Threshold. Borrower shall ensure that it complies with its obligations hereunder by assigning Eligible Subscription Sales Contracts in the following order: (1) first, Eligible Subscription Sales Contracts entered into on or after January 1, 2023, (2) second, Eligible Subscription Sales Contracts entered into in December 2022, (3) third, Eligible Subscription Sales Contracts entered into in November 2022 and (4) fourth, Eligible Subscription Sales Contracts entered into prior to November 1, 2022 and (5) fifth, Modified Eligible Subscription Sales Contracts. The ~~Lender~~Lenders shall have the right, with prior consultation and written notice to the Borrower, to either adjust the Sales Contracts Threshold or the Minimum Balance solely to the extent necessary (i) to address increases in the interest rate under the Note or (ii) if the ~~Lender has~~Lenders have reasonably determined that collections from the Assigned Sales Contracts do not generate sufficient cash flow to satisfy any monthly interest payment requirements under the Note. The Borrower hereby represents and warrants that (A) there are no restrictions in the Existing Eligible Subscription Sales Contract to the Borrower’s assignment of such Existing Eligible Subscription Sales Contract pursuant to the terms hereof and (ii) there are no restrictions in the Existing Eligible Subscription Sales Contract to the ~~Lender’s~~Lenders’ exercise of remedies set forth in Section 4(j)(v). The Borrower shall ensure that no Future Eligible Subscription Sales Contract includes any restrictions to assignment by the Borrower to the Lender, for its own benefit and as agent of its affiliates, of its rights under such Future Eligible Subscription Sales Contract nor any restrictions to the ~~Lender’s~~Lenders’ exercise of remedies set forth in Section 4(j)(vi).

(ii)         The Borrower shall deliver to the ~~Lender~~Lenders (x) ~~prior to or as~~at the request of the ~~date of the Modification~~Lenders, a list of all Existing Eligible Subscription Sales Contracts which will be Assigned Sales Contracts on the Effective Date (the “Assigned Sales Contract Schedule”), which list shall (A) include the Contract Amount of each such Existing Eligible Subscription Sales Contract and (B) (1) specify which Existing Eligible Subscription Sales Contracts are Modified Eligible Subscription Sales Contracts and (2) include the aggregate amount of payments due under such Modified Eligible Subscription Sales Contracts which are more than ninety (90) days past due (the “Required Schedule Information”) and (y) (A) within forty-five (45) days following the end of each quarter or (B) on any date in which the Borrower makes additional assignments of Eligible Subscription Sales Contracts as required pursuant to Section 4(j)(i) hereof or this Section 4(j)(ii), in each case, an updated Assigned Sales Contract Schedule which shall list any Future Eligible Subscription Sales Contract which are Assigned Sales Contracts pursuant to this Section 4(j) and shall include the Required Schedule Information with respect to each such Future Eligible Subscription Sales Contract. The ~~Lender~~Lenders shall have the right, at any time and in its sole discretion, to request, by delivery of written notice to the Borrower (any such notice, a “Replacement Notice”), that any Modified Eligible Subscription Sale Contract listed in an Assigned Sales Contract Schedule be replaced with Eligible Subscription Sales Contracts that are not Modified Eligible Subscription Sales Contracts to the extent available; provided that the ~~Lender~~Lenders shall have a period of thirty (30) days to review the Assigned Sales Contract Schedule delivered by the Borrower ~~pursuant to Section 3(a)(iv) of the Modification~~ and deliver to the Borrower, at ~~Lender’s~~the Lenders’ sole discretion, a Replacement Notice with respect to any Eligible Subscription Sales Contract listed in such Assigned Sales Contract Schedule. The Borrower shall, no later than five ~~(5)~~ Business Days after receipt of a Replacement Notice, solely to the extent Eligible Subscription Sales Contracts that are not Modified Eligible Subscription Sales Contracts exist which have not already been assigned pursuant to the terms hereof, (1) replace the Modified Eligible Subscription Sales Contracts listed in such Replacement Notice with Eligible Subscription Sales Contracts that are not Modified Eligible Subscription Sales Contracts and (2) deliver to the ~~Lender~~Lenders an updated Assigned Sales Contract Schedule. ~~In the event Lender shall have delivered a Replacement Notice to Borrower but there are no Eligible Subsection Sales Contracts that are not Modified Eligible Subscription Sales Contracts which have not already been assigned hereunder available at such time to so replace Modified Eligible Subscription Sales Contracts, the Lender and the Borrower shall amend this Agreement to increase the Minimum Deposit Relationship and/or the Minimum Balance; provided that, if the Lender and the Borrower do not agree on the terms of such amendment during the ten (10) day period following the date on which the Borrower notifies the Lender that there are no Modified Eligible Subscription Sales Contracts to satisfy the applicable Replacement Notice, an Event of Default under Section 8(b) shall occur and the Lender shall be entitled to exercise any remedies available to it under this Agreement (including Section 9), any other Loan Document, and under applicable law.~~ The Borrower shall not be required to deliver updated Assigned Sales Contract Schedules at any time that the Sales Contracts Threshold is satisfied.

(iii)        The Borrower shall, no later than forty-five (45) days after the end of each quarter, notify the ~~Lender~~Lenders in writing of the occurrence of any event that results in either (x) an Eligible Subscription Sales Contract ceasing to meet the Eligibility Criteria and (y) the aggregate Contract Amount of all Assigned Sales Contract being less than the Sales ~~Contract~~Contracts Threshold.

(iv)        Prior to the occurrence and continuation of an Event of Default and notice from ~~Lender~~Lenders to Borrower that it has elected to exercise remedies in respect of the Assigned Sales Contracts, (i) the Borrower shall continue to collect payments under each Assigned Sales Contract in accordance with the terms of each Assigned Sales Contract (as may be modified in accordance with Section 4(j)(v) hereof) and ~~payments thereunder shall be deposited in the deposit account of the Borrower maintained with the Lender set forth in Schedule A hereto (the “Specified Account”) and~~ (ii) all other rights under the Assigned Sales Contracts may be exercised solely by Borrower. ~~Prior to the occurrence and continuation of an Event of Default, the Borrower shall have full access to the Specified Account and all funds therein. In addition to the foregoing, commencing on the date that is 7 Business Days following the Effective Date (as defined in the Modification) the Borrower shall at all times (A) maintain a separate deposit account which shall serve as an interest reserve account (the “Interest Reserve Account”) with the Lender and (ii) ensure that the Interest Reserve Account has a balance equal to or greater than $400,000 (or such greater amount agreed to by the Lender and the Borrower pursuant to Section 4(j)(ii)) (the “Minimum Balance”). If Borrower fails to make any interest payment under the Note when due, Lender may, without prior written notice to the Borrower or further authorization from the Borrower, withdraw funds in the Interest Reserve Account to satisfy such interest payment and no default or Event of Default shall occur hereunder so long as the Borrower replenishes the funds in the Interest Reserve Account to the Minimum Balance within five (5) Business Days of Lender’s withdrawal as set forth herein. For the avoidance of doubt, amounts on deposit in the Specified Account and the Interest Reserve Account shall be counted for purposes of determining the Borrower’s compliance with the Minimum Deposit Relationship requirement set forth in Section 7(a) hereof.~~

(v)         The Borrower hereby represents and warrants to the ~~Lender~~Lenders that all customers party to the Existing Eligible Subscription Sales Contracts that will become Assigned Sales Contracts on the Effective Date are required to make payments thereunder into the Specified Account pursuant to the terms thereof~~. The Borrower shall ensure that all Future Existing Eligible Subscription Sales Contracts provide that the customers party thereto must make payments thereunder by wire transfer of immediately available funds to the Specified Account. If any payment is made under an Assigned Sales Contract in a manner other than via wire transfer of immediately available funds to the Specified Account, the Borrower shall hold such payment in escrow for the benefit of the Lender and shall promptly deposit such amounts paid into the Specified Account~~. The Borrower shall not amend, supplement or modify (i) the Underwriting Criteria or (ii) an Eligible Subscription Sales Contract, in each case, in any manner which would have a material and adverse effect on the ~~Lender’s~~Lenders’ rights and remedies hereunder or on the ability of the Borrower to satisfy the Obligations in full (any such amendment, supplement or modification, a “Material Amendment”) without the ~~Lender’s~~Lenders’ prior written consent. The Borrower acknowledges and agrees that any amendment, waiver or supplement to an Eligible Subscription Sales Contract which (A) except with respect to a Modified Eligible Subscription Sales Contract (as defined below) results in a customer making a payment thereunder on a date which exceeds ninety (90) days from such payment’s original due date, (B) ~~provides that the customer can make payments thereunder to an account other than the Specified Account, (C)~~ prohibits the Borrower’s assignment of Eligible Subscription Sales Contracts pursuant to the terms of this Section 4(j) or (~~D~~C) reduces the amount which a customer is obligated to pay thereunder, in each case, shall be deemed to be a “Material Amendment” and shall require the ~~Lender’s~~Lenders’ prior written consent.

(vi)        Solely upon the occurrence and during the continuance of an Event of Default hereunder or under any other Main Street Loan Document, Borrower hereby authorizes the ~~Lender~~Lenders to collect any and all amounts owing to the Borrower under the Assigned Sales Contracts; to enforce the Assigned Sales Contracts against the counterparties thereto; to consummate the transactions contemplated by the Assigned Sales Contracts; to bring or defend any suits in connection with the Assigned Sales Contracts, in the Borrower’s name or the ~~Lender’s~~Lenders’ own name; and to perform such other acts in connection with the Assigned Sales Contracts as the Lender, in its sole discretion, may deem proper, including the further assignment or transfer of the Assigned Sales Contracts. Further thereto, the Borrower hereby appoints the ~~Lender~~Lenders as its true and lawful attorney-in-fact, which appointment is hereby coupled with an interest and is therefore irrevocable, with full power of substitution, to, solely upon the occurrence and during the continuance of an Event of Default hereunder or under any Main Street Loan Document, (a) ask, demand, collect, receive, receipt for, sue for, compound and give acquittance for any and all amounts which may be due or become due or payable under the Assigned Sales Contracts, (b) enforce any of the Assigned Sales Contracts, (c) execute any and all requests and notices or other demands for the payment of all or any part of the amounts due under the Assigned Sales Contracts, (d) endorse the name of the Borrower on all commercial paper or other instruments given in payment of all or any part of the Assigned Sales Contracts, and (e) in the sole discretion of the Lender, file any claim or take any other action or proceeding, either in its own name or in the name of the Borrower or otherwise, which the ~~Lender~~Lenders may deem necessary or appropriate to protect and preserve the rights, titles and interests of the ~~Lender~~Lenders hereunder or of the Borrower under the Assigned Sales Contracts, and without limiting the foregoing, solely during the occurrence and during the continuance of an Event of Default, the ~~Lender~~Lenders shall have and is hereby given full power and authority to transfer the Assigned Sales Contracts into the name of the ~~Lender~~Lenders or its nominee and/or to receive or demand all or any part of the amounts due under the Assigned Sales Contracts without prior notice or further consent by the Borrower or the customers party thereto. The ~~Lender agrees~~Lenders agree that it shall not take any actions referenced in this Section 4(j)(vi), otherwise exercise any right under any Assigned Sale Contract or contact any customer under any Assigned Sales Contract unless an Event of Default has occurred and is then continuing and notice from ~~Lender~~the Lenders to Borrower has been delivered that ~~Lender~~the Lenders has elected to exercise remedies in respect of the Assigned Sales Contracts. The remedies available to the ~~Lender~~Lenders under this Section 4(j)(v) are in addition to, and not in substation of, the remedies available to the ~~Lender~~Lenders under any Main Street Loan Document (including Section 9 of the Main Street Loan Agreement), as a secured creditor under the UCC, and under applicable law (including equitable remedies).

(vii)       For purposes of this Section 4(j):

A.         “Eligible Subscription Sales Contract” means, collectively, any Subscription Sales Contract that satisfies the Eligibility Criteria and any Modified Eligible Subscription Sales Contract.

B.          “Eligibility Criteria” shall mean, with respect to each Subscription Sales Contract, that (1) such Subscription Sales Contract was entered into no earlier than January 1, 2022, (2) the customer party to such Subscription Sales Contract is not more than ninety (90) days past-due on any payment due to the Borrower under such Subscription Sales Contract, (3) such Subscription Sales Contract is in effect and a valid and binding obligation of the Borrower and the customer party to such Subscription Sales Contract, (4) the customer party to such Subscription Sales Contract has not filed for bankruptcy or notified the Borrower of its inability to satisfy its payment obligations under such Subscription Sales Contract, (5) neither the Borrower nor the customer party to such Subscription Sales Contract has terminated or taken any material action towards terminating such Subscription Sales Contract and (6) solely with respect to Subscription Sales Contracts executed after January 1, 2023, such Subscription Sales Contract was underwritten in accordance with the Borrower’s credit standards as in effect on the date of the Modification, which credit standards have been delivered to, and approved by, the ~~Lender~~Lenders prior to or as of the date of the Modification or as modified in accordance with Section 4(j)(v) (such credit standards, the “Underwriting Criteria”).

C.          “Modified Eligible Subscription Sales Contract” shall mean any Subscription Sales Contract that satisfies the Eligibility Criteria other than (a) clause (2) thereof; provided that the aggregate Contract Amount of Eligible Subscription Sales Contracts which are Modified Eligible Subscription Sales Contracts pursuant to this clause (a) cannot exceed $3,000,000 at any time; and (b) clause (2) thereof; provided that no more than forty (40) Eligible Subscription Sales Contracts may be Modified Eligible Subscription Sales Contracts pursuant to this clause (b) at any time.

D.           “Subscription Sales Contract” means all customer subscription sales contracts entered into by the Borrower and its customers.”

~~All capitalized words and phrases used in this Section 4 and not otherwise specifically defined in this Agreement shall have the respective meanings assigned to such terms in the UCC, to the extent the same are used or defined therein.~~

5.        WARRANTIES AND REPRESENTATIONS. ~~Borrower and/or Guarantor~~Each Loan Party, as applicable, ~~represent~~represents and ~~warrant~~warrants (which representations and warranties shall be deemed continuing) as follows:

(a)         Organization Status. Borrower (i) is duly organized under the laws of the State of Delaware, (ii) is in good standing under the laws of the State of Delaware and Florida (iii) is qualified to do business in the State of Delaware and Florida and (iv) has shares of stock which have been duly and validly issued. Each Guarantor (i) is duly organized under the laws of ~~the State of Delaware~~its applicable jurisdiction of organization, (ii) is in good standing under ~~the laws of the State of Delaware~~its applicable jurisdiction of organization, (iii) is qualified to do business in ~~the State of Delaware~~its applicable jurisdiction of organization, and (iv) has shares of stock which have been duly and validly issued.

(b)          Place of Business. The principal place of business, and the location of all Collateral (other than Inventory) and books and records of the Borrower is set forth in the preamble to this Agreement. The Borrower shall promptly notify the ~~Lender~~Lenders of any change in such location. The Borrower will not remove or permit the Collateral to be removed from such location without the prior written consent of the Lender, except for inventory sold in the usual and ordinary course of the Borrower’s business.

(c)         Compliance with Laws. ~~Borrower and Guarantor~~The Loan Parties are in compliance with all laws, regulations, ordinances and orders of all Governmental Authorities. ~~Borrower and Guarantor are not~~No Loan Party is engaged in any activity that is illegal under federal, state or local law.

(d)         Accurate Information. All information now and hereafter furnished to ~~Lender~~the Lenders is and will be true, correct and complete in all material respects. Any such information relating to ~~Borrower’s and Guarantor’s~~any Loan Party’s financial condition has and will accurately reflect such financial condition as of the date(s) thereof, (including all contingent liabilities of every type), and ~~Borrower and Guarantor~~each Loan Party further ~~represent~~represents that its financial condition has not changed materially or adversely since the date(s) of such documents, including Borrower’s calculation of EBITDA for fiscal year end ~~2019~~2023.

(e)       Authority to Enter into Loan Documents. ~~The Borrower and the Guarantor have~~Each Loan Party has full power and authority to enter into the Loan Documents and consummate the transactions correct.

(f)         Validity  of Loan Documents. The Loan Documents have been approved by those Persons having proper authority, and are in all respects legal, valid and binding according to their terms.

(g)         Conflicting Transactions. The consummation of the transaction hereby contemplated and the performance of the obligations of ~~Borrower and Guarantor~~each Loan Party under and by virtue of the Loan Documents will not result in any breach of, or constitute a default under, any lease, loan or credit agreement, or other instrument to which ~~Borrower or Guarantor~~such Loan Party is a party or by which they may be bound or affected.

(h)         Pending Litigation. There are no actions, suits or proceedings pending against ~~Borrower, Guarantor~~any Loan Party or the Collateral, or circumstances which could lead to such action, suits or proceedings against or affecting ~~Borrower, Guarantor~~any Loan Party or the Collateral, or involving the validity or enforceability of any of the Loan Documents, before or by any Governmental Authority, except actions, suits and proceedings which have been specifically disclosed to and approved by ~~Lender~~the Lenders in writing; and ~~Borrower~~no Loan Party is ~~not~~ in default with respect to any order, writ, injunction, decree or demand of any court or any Governmental Authority.

(i)          Condition of Collateral. The Collateral is not now damaged or injured as a result of any fire, explosion, accident, flood or other casualty.

(j)         Discharge of Liens and Taxes. ~~Borrower and Guarantor are~~Each Loan Party is current (or will be current with any Loan proceeds specified for eligible tax payments) on all federal, state, and local taxes, including but not limited to income taxes, payroll taxes, real estate taxes, and sales taxes. ~~Borrower and Guarantor have~~Each Loan Party has duly filed, paid and/or discharged all other taxes or other claims that may become a lien on any of its property or assets, except to the extent that such items are being appropriately contested in good faith and an adequate reserve for the payment thereof is being maintained.

(k)         Sufficiency of Capital. ~~Borrower and Guarantor are not~~No Loan Party is, and after consummation of this Agreement and after giving effect to all indebtedness incurred and liens created by Borrower in connection with the Note and any other Loan Documents, will not be, insolvent within the meaning of 11 U.S.C. § 101, as in effect from time to time.

(l)       ERISA. Each employee pension benefit plan, as defined in Employee Retirement Income Security Act of 1974, as amended (“ERISA”), maintained by ~~Borrower or Guarantor~~each Loan Party meets, as of the date hereof, the minimum funding standards of ERISA and all applicable regulations thereto and requirements thereof, and of the Internal Revenue Code of 1986, as amended. No “Prohibited Transaction” or “Reportable  Event” (as both terms are defined by ERISA) has occurred with respect to any such plan.

(m)        No Default. ~~Borrower and Guarantor are not~~No Loan Party is in default in any material respect under any agreement or instrument to which it is a party or by which it may be bound which would individually or in the aggregate have a material adverse effect on the financial condition or business of ~~Borrower or Guarantor~~any Loan Party.

(n)          EBITDA Leverage Condition. Borrower meets the EBITDA leverage condition of the Facility.

(o)         ~~Eligible Borrower. Borrower represents and warrants to Lender that Borrower is an Eligible Borrower (as that term is defined under the Facility), and that the Borrower:~~

~~(i) is a Business (as defined in the Borrower Certification) that was established prior to March 13, 2020;~~

~~(ii) is not an Ineligible Business, as that term is described under 13 CFR 120.110(b)-(j) and (m)-(s), as modified by regulations implementing the Paycheck Protection Program (“PPP”) established by Section 1102 of the CARES Act on or before April 24, 2020;~~

~~(iii)  when aggregated with its affiliates (in accordance with the Instructions to the Borrower Certification), either: (i) has 15,000 employees or fewer, or (ii) had 2019 annual revenues of $5,000,000,000.00 or less;~~

~~(iv) is created or organized in the United States or under the laws of the United States and has significant operations in and a majority of its employees based in the United States, consistent with Section 4003(c)(3)(C) of the CARES Act;~~

~~(v) does not and will not also participate in any other Main Street Lending Program loan or the Primary Market Corporate Credit Facility; and~~

~~(vi) has not received specific support pursuant to Subtitle A of Title IV of the CARES Act.~~

(o)         ~~(p)~~ Other Indebtedness.  Borrower represents and warrants to ~~Lender~~the Lenders that, as of the date hereof, (i) the Borrower has other indebtedness, and (ii) the Borrower has obtained any required consents from the lenders of such other indebtedness to enter into this Loan, or such consents have otherwise been waived or no such consents are required.

6.            COVENANTS. ~~Borrower and the Guarantor~~Each Loan Party, as applicable, ~~covenant~~covenants and ~~agree~~agrees with ~~Lender~~the Lenders as follows:

(a)         Taxes. ~~Borrower~~Each Loan Party certifies that it has filed or caused to be filed all federal, state and other tax returns which are required to be filed, and have paid or caused to be paid all taxes as shown on said returns or in any manner due to be paid (including, but not limited to, ad valorem and personal property taxes) or on any assessment received by ~~Borrower~~such Loan Party and not being contested in good faith, to the extent that such taxes have become due.

(b)         Notice of Litigation. ~~Borrower~~Each Loan Party shall promptly give ~~Lender~~the Lenders written notice of (a) a judgment entered against ~~Borrower~~such Loan Party, or (b) the commencement of any action, suit, claim, counterclaim or proceeding against or investigation of ~~Borrower~~such Loan Party which, if adversely determined, would materially adversely affect the business of ~~Borrower~~such Loan Party, or which questions the validity of this Agreement or the Note, or any other actions or agreements taken or to be made pursuant to any of the foregoing.

(c)          Notice of Default. ~~Borrower~~Each Loan Party shall promptly give ~~Lender~~the Lenders written notice of any act of default under any agreement with ~~Lender~~the Lenders or under any other contract to which ~~Borrower~~such Loan Party is a party and of any acceleration of indebtedness caused thereby which would have a ~~materially~~material adverse ~~affect to~~effect on the business of ~~Borrower~~such Loan Party.

(d)          Reports. ~~Borrower~~Each Loan Party shall promptly furnish ~~Lender~~the Lenders with copies of all governmental agency, and other special reports pertaining to or affecting ~~Borrower~~such Loan Party, which would materially adversely affect the business of ~~Borrower~~such Loan Party.

(e)          Change of Control. ~~Borrower and/or the Guarantor shall not~~No Loan Party shall, nor shall it permit any subsidiary to, directly or indirectly, have a Change of Control without the prior written approval of the ~~Lender~~Lenders, which approval shall not be unreasonably withheld, ~~provided that Lender hereby approves of any Change of Control involving EW Healthcare Partners and its affiliates. Borrower and Guarantor~~conditioned or delayed. Each Loan Party shall at all times comply with the ~~Lender’s~~Lenders’ standard and customary “know your customer” reviews and clearance in connection with any approved Change of Control.

(f)         Ownership of Borrower. ~~Borrower and/or the~~No Loan Party nor any direct and indirect ~~owners of Borrower are not~~owner of any Loan Party is a “Specially Designated ~~Nationals”~~National” as designated by the Office of Foreign Asset Control. No owner of twenty (20%) or more of ~~Borrower~~any Loan Party is (i) incarcerated, on probation or parole; (ii) subject to an indictment, criminal arraignment or any other means of formal criminal charges brought in any jurisdiction: or (iii) convicted of a felony in the last five (5) years.

(g)          Change in Fiscal Year. Borrower shall not change its fiscal year without the prior written consent of Lender. Borrower’s fiscal year ends on December 31.

(h)        No Sale of Assets. ~~Borrower and Guarantor shall not~~No Loan Party shall, nor shall it permit any subsidiary to, during the term of the Loan, transfer any material portion of its respective assets unless such transfer is in the ordinary course of ~~Borrower’s or Guarantor’s~~such Loan Party’s business, for fair market value and such fair market value is given to ~~Borrower or Guarantor~~such Loan Party, in its sole name, and such transfer will not have a material adverse effect on the financial condition of ~~Borrower or Guarantor~~such Loan Party and/or its ability to perform the obligations hereunder, as determined by ~~Lender~~the Lenders in ~~its~~their sole and absolute discretion.

(i)          Title to Collateral. ~~Borrower will~~Each Loan Party shall deliver to ~~Lender~~the Lenders, on demand, any contracts, bills of sale, statements, receipted vouchers or agreements under which ~~Borrower~~such Loan Party claims title to any of the Collateral.

(j)          Payment of Debts. ~~Borrower~~Each Loan Party shall, and shall cause its subsidiaries to, pay and discharge when due, and before subject to penalty or further charge, and otherwise satisfy before maturity or delinquency, all obligations, debts, taxes, and liabilities of whatever nature or amount, except those which ~~Borrower~~such Loan Party in good faith disputes.

(k)         Collection of Insurance Proceeds. ~~Borrower~~Each Loan Party will cooperate with ~~Lender~~the Lenders in obtaining for ~~Lender~~the Lenders the benefits of any insurance or other proceeds lawfully or equitably payable to it in connection with the transaction contemplated hereby and the collection of any indebtedness or obligation of ~~Borrower to Lender~~such Loan Party to the Lenders incurred hereunder.

(l)          Further Assurances and Preservation of Security. ~~Borrower will~~Each Loan Party shall, and shall cause its subsidiaries to, do all acts and execute all documents for the better and more effective carrying out of the intent and purposes of this Agreement, as ~~Lender~~the Lenders shall reasonably require from time to time, and will do such other acts necessary or desirable to preserve and protect the Collateral at any time securing or intending to secure the Note, as ~~Lender~~the Lenders may require.

(m)         No Assignment. ~~Borrower~~No Loan Party shall ~~not~~ assign this Agreement or any interest therein and any such assignment is void and of no effect. ~~Lender~~The Lenders may assign this Agreement and any other Agreements contemplated hereby, and all of ~~its~~their rights hereunder and thereunder, and all provisions of this Agreement shall continue to apply to the Loan. ~~Lender~~The Lenders also shall have the right to participate the Loan with any other lending institution.

(n)          Access to Books and Records. ~~Borrower shall~~Each Loan Party shall, and shall cause its subsidiaries to, allow any Lender, or its agents, after reasonable prior notice and during reasonable normal business hours, to access ~~Borrower’s~~such Loan Party’s books, records and such other documents, and allow any Lender, at ~~Borrower’s~~such Loan Party’s expense, to inspect, audit and examine the same and to make extracts therefrom and to make copies thereof.

(o)        Business Continuity. ~~Borrower shall~~Each Loan Party shall, and shall cause its subsidiaries to, conduct its business in substantially the same manner and locations as such business is now and has previously been conducted during the term of the Loan.

(p)         Insurance.

(A)        ~~Borrower shall~~At the request of the Lenders, each Loan Party shall, and shall cause its subsidiaries to obtain, maintain and keep in full force and effect during the term of the Loan adequate insurance coverage, with all premiums paid thereon and without notice or demand, with respect to its properties and business against loss or damage of the kinds and in the amounts customarily insured against by companies of established reputation engaged in the same or similar businesses including, without limitation:

(i)          Public liability insurance insuring against all claims for personal or bodily injury, death, or property damage in an amount of not less than $1,000,000.00 single limit coverage, and $2,000,000.00   in the aggregate. Such policy shall include an additional insured endorsement naming the ~~Lender~~Lenders as loss payee; and

(ii)          Insurance in such amounts and against such other casualties and contingencies as may from time to time be required by Lender.

(B)       All policies of insurance required hereunder shall: (i) be written by carriers which are licensed or authorized to transact business in the State of Florida, and are rated “A” or higher, Class XII or higher, according to the latest published Best’s Key Rating Guide and which shall be otherwise acceptable to ~~Lender~~the Lenders in all other respects, (ii) provide that the ~~Lender~~Lenders shall receive thirty (30) days’ prior written notice from the insurer before a cancellation, modification, material change or non-renewal of the policy becomes effective, and (iii) be otherwise satisfactory to ~~Lender~~the Lenders.

(C)        Borrower shall not, without the prior written consent of ~~Lender~~the Lenders, take out separate insurance concurrent in form or contributing with regard to any insurance coverage required by ~~Lender~~the Lenders.

(D)       At all times during the term of the Loan, Borrower shall have delivered to ~~Lender~~the Lenders the original (or a certified copy) of all policies of insurance required hereby, together with receipts or other evidence that the premiums therefor have been paid.

(E)       Not less than thirty (30) days prior to the expiration date of any insurance policy, Borrower shall deliver to ~~Lender~~the Lenders the original (or certified copy), or the original certificate, as applicable, of each renewal policy, together with receipts or other evidence that the premiums therefor have been paid.

(F)        The delivery of any insurance policy and any renewals thereof, shall constitute an assignment thereof to ~~Lender~~the Lenders, and Borrower hereby grants to ~~Lender~~the Lenders a security interest in all such policies, in all proceeds thereof and in all unearned premiums therefor.

(q)        Subordination of Debt. ~~Borrower will~~Each Loan Party shall, and shall cause its subsidiaries to, fully subordinate all of ~~the Borrower’s~~such Loan Party’s debts owed to third parties, including, without limitation, officers, employees, stockholders, and affiliates, upon terms and conditions acceptable to ~~Lender~~the Lenders, other than Permitted Debt which is not expressly required to be subordinated.

(r)        Indemnification. ~~Borrower and Guarantor hereby indemnify and hold~~Each Loan Party hereby indemnifies and holds each Lender, its directors, officers, agents, employees and attorneys harmless from and against any liability, loss, expenses, damage of any nature, and claims, including, without limitation, brokers’ claims, arising in connection with the Loan, except for any liabilities, losses, expenses, damages and claims arising out of ~~Lender’s~~such Lenders’ breach of contract, bad faith, gross negligence or willful misconduct.

(s)        Indebtedness. During the term of the Loan, ~~Borrower shall not~~no Loan Party shall, nor shall it permit any subsidiary to, incur, create, assume or permit to exist any indebtedness or liability on account of advances or deposits, any indebtedness or liability for borrowed money, any indebtedness constituting the deferred purchase price of any property or assets, any indebtedness owed under any conditional sale or title retention agreement, contingent obligations pursuant to guaranties, endorsements, letters of credit and other secondary liabilities, or any other indebtedness or liability evidenced by notes, bonds, debentures or similar obligations without the prior written approval of ~~Lender~~the Lenders, except for Permitted Debt.

(t)          Liens. ~~Borrower will not~~No Loan Party shall, nor ~~will~~shall it permit any subsidiary to, create, incur, assume or suffer to exist any lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, securing any debt for borrowed money or any obligations evidenced by a bond, debenture, note, loan agreement or other similar instrument, or any guarantee of the foregoing, other than Permitted Liens.

(u)         ~~Cancellation or Reduction of Lines of Credit. Borrower will not seek to cancel or reduce any of its committed lines of credit with the Lender or any other lender until (i) the Loan is repaid in full or (ii) neither the SPV nor a Governmental Assignee holds an interest in the Loan in any capacity.~~[Reserved].

(v)         Solvency and Bankruptcy. ~~The Borrower~~Each Loan Party has a reasonable basis to believe that~~, as of the date of origination of the Loan, and after giving effect to~~ such Loan~~, the Borrower~~ Party has the ability to meet its financial obligations for at least the next ninety (90) days and does not expect to file for bankruptcy during that time period.

(w)         Restricted Payments. No Loan Party shall, nor shall it permit any subsidiary to, make any Restricted Payment.

For the purposes of this Section 6(w), “Restricted Payment” means (a) any dividend or other distribution (whether in cash, securities or other property) with respect to any equity securities of a Loan Party, but excluding any intercompany dividends or distributions made to either the Borrower or Venus Concept from one or more of the other Loan Parties; (b) any purchase, redemption, retirement or acquisition by a Loan Party for value of any equity securities or any distribution of any kind in cash or other property or assets in respect thereof; (c) any payment (whether in cash, securities or other property or assets), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such equity securities or on account of any return of capital to the equityholders, partners or members (or the equivalent person thereof) of a Loan Party, and (d) any management fees, board fees, director or manager fees or similar fees, but, for the avoidance of doubt, excluding fees paid to officers, directors and employees of the Loan Parties. For the further avoidance of doubt, the transactions contemplated by that certain Exchange Agreement dated as of the date of the Third Modification, made among the parties hereto, do not constitute a Restricted Payment.

(x)          [Reserved].

~~(w)~~      Compensation, Stock Repurchase, and Capital Distribution Restrictions~~. The Borrower will follow compensation, stock repurchase, and capital distribution restrictions that apply to direct loan programs under Section 4003(c)(3)(A)(ii) of the CARES Act, including, without limitation:~~

~~(i)          Until twelve (12) months after the Loan has been repaid, Borrower shall not buyback stock of equity securities listed on a national securities exchange of Borrower or a parent of Borrower (exceptions for contractual obligations entered in to prior to March 27, 2020);~~

~~(ii)         Borrower shall not make dividend payments or capital distributions on common stock of Borrower (except that an S-corporation or other tax pass-through entity that is a Borrower may make distributions to the extent reasonably required to cover its owners’ tax obligations in respect of the entity’s earnings); and~~

~~(iii)        From the date hereof until twelve (12) months after the Loan has been repaid, Borrower shall comply with the compensation limits set out in Section 4004 of the CARES Act.~~

~~(x)         Eligible To Participate in the Facility. The Borrower is eligible to participate in the Facility, including in light of the conflicts of interest prohibition in Section 4019(b) of the CARES Act. In addition, Borrower certifies to Lender that it has not obtained, and will not obtain, (i) another loan under the Facility. (ii) any other Main Street Lending Program loan, or (iii) a Primary Market Corporate Credit Facility.~~

~~(y)~~       Payroll Maintenance and Employee Retention. ~~The Borrower will~~Each Loan Party shall, and shall cause its subsidiaries to, make commercially reasonable efforts to maintain its payroll and retain its employees during the time the Loan is outstanding.

~~(z)~~         Priority of Loan. At the time of origination of the Loan and at all times during the term of the Loan, the Loan shall be senior to, or pari passu with, in terms of priority and security, ~~the Borrower’s~~each Loan Party’s other loans or debt instruments, other than Mortgage Debt.

(aa)       Repayment of Other Indebtedness.  ~~Borrower will not~~No Loan Party shall, nor shall it  permit any subsidiary to, repay the principal balance of, or pay any interest on, any debt unless the principal or interest payment is mandatory and due, until ~~(i)~~ the Loan is repaid in full ~~or (ii) neither the SPV nor a Governmental Assignee holds an interest in the Loan in any capacity, provided that Borrower may, at the time of origination of the Loan, refinance existing debt owed by the Borrower to a lender that is not the Lender.~~.

With respect to debt that predates the Loan, principal and interest payments are “mandatory and due”: (i) on the future date upon which they were scheduled to be paid as of the date of origination of the Loan, or (ii) upon the occurrence of an event that automatically triggers mandatory prepayments under a contract for indebtedness that ~~the Borrower~~such Loan Party executed prior to the date of origination of the Loan, except that any such prepayments triggered by the incurrence of new debt can only be paid (i) if such prepayments are de minimis, or (ii) under the Facility at the time of origination of the Loan.

For the avoidance of doubt, ~~Borrower~~the Loan Parties may continue to pay, and ~~Lender~~the Lenders may request that ~~Borrowers~~the Loan Parties pay, interest or principal payments on outstanding debt on (or after) the payment due date, provided that the payment due date was scheduled prior to the date of origination of the Loan. ~~Borrower~~The Loan Parties may not pay, and ~~Lender~~the Lenders may not request that ~~Borrower~~the Loan Parties pay, interest or principal payments on such debt ahead of schedule during the life of the Loan, unless required by a mandatory prepayment clause as specifically permitted above.

For future debt incurred by the ~~Borrower~~Loan Parties in compliance with the terms and conditions of the Facility, principal and interest payments are “mandatory and due” on their scheduled dates or upon the occurrence of an event that automatically triggers mandatory prepayments.

As to repayment of a loan owed to an owner or to an affiliate of ~~the Borrower~~any Loan Party, such repayment shall be allowed provided that the loan is a bona fide loan and repayment is made when mandatory and due. A loan owed to an owner or to an affiliate of ~~the Borrower~~a Loan Party shall be considered “bona fide” if (i) it is a written instrument with a stated interest rate, a stated maturity date, and terms that are at least as favorable to the ~~Borrower~~applicable Loan Party as market terms for similar loans at the time of origination; (ii) such owner or affiliate of the ~~Borrower~~applicable Loan Party has a reasonable expectation of repayment, including that payments on the loan are not deferred; (iii) the debt is enforceable under state law; and (iv) such owner or affiliate of the ~~Borrower~~applicable Loan Party has remedies upon default (e.g., a security interest or position with respect to other creditors).

~~Borrower~~The Loan Parties hereby acknowledges and agrees that ~~Lender~~the Lenders may require, in ~~its~~their sole and absolute discretion, additional documentation from ~~Borrower~~the Loan Parties relating to any loan owed to an owner or to an affiliate of the ~~Borrower~~Loan Parties, including, without limitation, promissory notes or other evidence of such debt, as well as affidavits or certifications from ~~Borrower~~the Loan Parties, in order to confirm that such loan is bona fide.

(bb)        [Reserved].

(cc)        [Reserved].

(dd)        [Reserved].

~~(bb) Refinancing of Existing Debt. Any existing debt owed by the Borrower to a lender that is not the Lender that is to be refinanced with Loan proceeds shall be repaid in accordance with the terms and conditions set forth in the Borrower Certification, the Facility and the CARES Act, and if such debt is owed to an owner or to an affiliate of the Borrower, then it may only be refinanced with Loan proceeds if it is deemed bona fide, as more particularly described in Section 6(aa) above.~~

~~(cc) Mandatory Prepavment. If, on any date (such date, a “Trigger Date”), the Board of Governors of the Federal Reserve System or a designee thereof has, after consultation with Lender, notified Lender in writing that the Borrower has materially breached, made a material misrepresentation with respect to or otherwise failed to comply with certifications in Section 2 (CARES Act Borrower Eligibility Certifications and Covenants) or Section 3 (FRA and Regulation A Borrower Eligibility Certifications) of the Borrower Certification in any material respect or that any such certification has failed to be true and correct in any material respect, then Lender shall promptly so notify the Borrower and the Borrower shall, no later than two (2) business days after such Trigger Date, prepay the Loan in full, along with any accrued and unpaid interest thereon.~~

~~(dd) Compliance with Borrower Certification, the Facility and the CARES Act. At all times during the term of the Loan, Borrower shall comply with all other covenants, terms and conditions set forth in the Borrower Certification, the Facility and/or the CARES Act.~~

(ee)       Cooperation Agreement.   In the event any of the documents evidencing and/or securing  the Loan between Borrower and ~~Lender~~the Lenders are misstated or inaccurately reflect the agreed upon, true and correct terms and provisions of the Loan and said misstatements or inaccuracies are due to the unilateral mistake on the part of ~~Lender~~the Lenders, mutual mistake on the part of ~~Lender~~the Lenders and/or Borrower, or clerical error, then in such event Borrower shall, upon reasonable request by ~~Lender~~the Lenders, and in order to correct such misstatement or inaccuracy, or to comply with the Facility requirements or in ~~Lender’s~~the Lenders’ reasonable opinion, more accurately evidence the Loan, execute such new documents or initial such corrected original documents as ~~Lender~~the Lenders may deem reasonably necessary to remedy said inaccuracy or mistake or to comply with the Facility requirements or in ~~Lender’s~~the Lenders’ reasonable opinion, more accurately evidence the Loan.

(ff)         Fees and Expenses. ~~Upon (i) the funding of the Loan, Borrower shall pay to SPV a transaction fee in the amount of $500,000.00 in connection with the Loan, and (ii) the closing of the Loan, Borrower shall pay to Lender an origination fee in the amount of $500,000.00 in connection with the Loan. At Borrower’s option, the foregoing fees can be deducted from the Loan proceeds at closing. In addition to the foregoing fees, Borrower agrees~~The Loan Parties agree to pay all ~~other~~ fees and expenses incurred by ~~Lender~~the Lenders in connection with the Loan, as more particularly described in Section 3 above, which shall include, but not be limited to, the legal fees and costs of ~~Lender’s~~the Lenders’ counsel.

(gg)       ~~Facility Commitment Letter. Borrower hereby acknowledges and agrees that Lender shall be under no obligation to close and fund the Loan until the Lender has received a commitment letter (the “Commitment Letter”) from SPV that it will purchase a participation interest in the amount of $47,500,000.00 of the aggregate principal amount of the Loan under the Facility in accordance with the terms and guidelines of the Facility.~~[Reserved].

(hh)    Key Person Event. ~~Borrower~~The Loan Parties shall ensure that ~~none of~~ Rajiv De Silva  (Chief Executive Officer)~~, Domenic Della Penna (Chief Financial~~ maintains his current position as Chief Executive Officer~~) or Hemanth Varghese (President) voluntarily terminate their employment with Borrower~~ of each of the Loan Parties; provided that no default or Event of Default shall occur ~~as a result of such voluntary termination of~~if Rajiv De Silva voluntarily terminates employment if, (i) the Borrower provides to the ~~Lender~~Lenders written notice thereof no later than the earlier of (A) the effective date of such voluntary termination and (B) twenty-four (24) hours prior to the date in which ~~Borrower~~Venus Concept is required to provide notice of such voluntary termination to its shareholders and (ii) within ninety (90) days following such voluntary termination, such Person is replaced with another individual acceptable to the ~~Lender~~Lenders (evidenced by ~~Lender~~the Lenders providing written notice of such acceptance to the Borrower).

(ii)         ~~(ii)~~NASDAQ. ~~Original Guarantor~~Venus Concept shall at all times maintain listed status with NASDAQ.

(jj) Fundamental Changes. No Loan Party shall, nor  shall  it  permit  any  subsidiary  to,  dissolve, liquidate, amalgamate or consolidate with or into another person, or dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any person (including, in each case, pursuant to a Delaware LLC Division).

(kk)        Investments. No Loan Party shall, nor shall it permit any Subsidiary to, make any Investment.

For the purposes of this Section 6(kk):

“Investment” means, as to any person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) an Acquisition. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Acquisition” means the acquisition, whether through a single transaction or a series of related transactions, of (a) a majority of the equity interests entitled to vote for the election of directors in another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof), whether by purchase of such equity or other ownership interest or upon the exercise of an option or warrant for, or conversion of securities into, such equity or other ownership interest, or (b) assets of another Person which constitute all or substantially all of the assets of such Person or of a division, line of business or other business unit of such Person.

7.           FINANCIAL AND REPORTING REQUIREMENTS.

(a)        ~~Depository Relationship~~Liquidity. At all times during the term of the Loan, the Borrower shall maintain ~~with Lender (i) its primary depository account(s), including its primary Operating Account(s), and (ii) its primary Treasury Management Services. As used herein, “Operating Account(s)” shall mean bank accounts that facilitate the collection of sales, including accounts receivable, and the payment of expenses and payroll disbursements; and “Treasury Management Services” shall mean commercial banking platforms that facilitate the origination of wire transfers and ACH transactions, the transfer of funds between accounts, positive pay decisioning, remote capture of check deposits and/or other electronic banking services. In addition, (i) as of October 24, 2023, Borrower shall have a deposit ledger balance with Lender of not less than $3,000,000 and (ii) commencing with the month ending November 30, 2023 the Borrower shall maintain~~ a minimum average daily deposit ledger balance ~~with the Lender together with funds~~ in all ~~other~~ Related Accounts (as defined below) in an amount equal to or greater than $3,000,000 as of the end of each month (the “Minimum ~~Deposit Relationship~~Liquidity Requirement”), to be tested on a monthly basis in accordance with Section 7(a)(ii). The Minimum ~~Deposit Relationship~~Liquidity Requirement may be satisfied by reference to the aggregate funds on deposit at any given time in all accounts of the Loan Parties maintained with ~~Lender plus the aggregate funds on deposit at any given time in all accounts of the Loan Parties maintained with any other~~any bank or financial institution that are subject to a deposit account control agreement (or similar agreement) in favor of ~~Lender~~the Lenders (collectively, the “Related Accounts”). ~~To the extent such Related Accounts are included in the calculation of the Minimum Deposit Relationship, Lender may exercise its right of setoff against any such Related Accounts. Notwithstanding the foregoing, if the Minimum Deposit Relationship is not satisfied in accordance with the foregoing for any test date with respect to any month ending on or prior to March 31, 2024, Borrower shall have until April 30, 2024 (or such longer period as Lender may agree in writing (including by e-mail)) to obtain or provide additional funds such that the aggregate deposit ledger balance of the Loan Parties with the Lender together with funds in all other Related Accounts equals or exceeds $3,000,000 (or such greater amount agreed to by the Lender and the Borrower pursuant to Section 4(j)(ii)) (the “Liquidity Cure”) and if Borrower completes such Liquidity Cure no default or Event of Default shall have occurred hereunder with respect to such failure to satisfy the Minimum Deposit Relationship.~~

(b)       Borrower’s Annual Financial Statements. Within one hundred twenty (120) days after the end of each fiscal year, Borrower shall provide ~~Lender~~the Lenders with an annual financial statement prepared on a consolidated basis in accordance with GAAP, with comparable information for the year to date and the immediately preceding fiscal year, all certified (as to the consolidated financial statements) by a recognized firm of certified public accountants. In addition, as soon as available, but in any event within sixty (60) days after the end of each fiscal year of the Borrower, (i) the Borrower shall deliver to the ~~Lender~~Lenders financial reporting applicable for the Facility, in a form and substance reasonably acceptable to the ~~Lender~~Lenders, setting forth the financial information, and where applicable reasonably detailed calculations of the required data, set forth in Appendix C to the FAQs as at the end of such fiscal year of the Borrower, which financial reporting and calculations, in each case, shall be true and accurate in all material respects and, where applicable, present fairly in all material respects the financial condition of the Borrower for the period covered thereby in accordance with GAAP, consistently applied, and (ii) such supporting documentation as ~~Lender~~the Lenders reasonably ~~requests~~request.

(c)         Borrower’s Quarterly Financial Reporting Requirements. As soon as available, but in any event within sixty (60) days after the end of each fiscal quarter of the Borrower, (i) the Borrower shall deliver to the ~~Lender~~Lenders financial reporting applicable for the Facility, in a form and substance reasonably acceptable to the ~~Lender~~Lenders, setting forth the financial information, and where applicable reasonably detailed calculations of the required data, set forth in Appendix C to the FAQs as at the end of such fiscal quarter of the Borrower, which financial reporting and calculations, in each case, shall be true and accurate in all material respects and, where applicable, present fairly in all material respects the financial condition of the Borrower for the period covered thereby in accordance with GAAP, consistently applied, and (ii) such supporting documentation as ~~Lender~~the Lenders reasonably ~~requests~~request.

(d)      Guarantor’s Financial Statements. Within sixty (60) days after the end of each fiscal year, Guarantor shall supply ~~Lender~~Lenders with (i) an annual management-prepared financial statement for the prior fiscal year in form acceptable to ~~Lender~~Lenders in ~~its~~their sole and absolute discretion, and (ii) such supporting documentation as ~~Lender~~the Lenders reasonably ~~requests~~request.

(e)         Tax Returns. Within thirty (30) days of filing, ~~Borrower and Guarantor~~the Loan Parties shall supply ~~Lender~~the Lenders with a copy of its respective annual federal income tax returns, including, without limitation, K-1 statements for all Partnerships and Sub Chapter S Corporations, or, if an extension is filed for any tax return, within thirty (30) days after any permitted extension date.

(f)         Changes to Financial Reporting Requirements. ~~Lender~~The Lenders may, in ~~its~~their sole and absolute discretion, upon written notice to ~~the Borrower and/or Guarantor~~a Loan Party, do the following: (i) ~~change the financial reporting requirements applicable to the Borrower and/or Guarantor with respect to the Facility in accordance with any changes made to the financial reporting requirements of the Federal Reserve set forth on Appendix C to the FAQs attached hereto as Exhibit “A”~~[RESERVED.], (ii) change the frequency of delivery of the financial statements and reports required to be provided to ~~Lender by Borrower and/or Guarantor hereunder~~the Lenders by the Loan Parties, (iii) change the method of preparation for the financial statements required to be provided to ~~Lender by Borrower and/or Guarantor~~the Lenders by the Loan Parties hereunder, or (iv) require ~~Borrower and/or Guarantor~~the Loan Parties to provide additional financial statements, reports, or information regarding the Collateral, or the operation, business affairs or financial condition of ~~Borrower and Guarantor~~the Loan Parties. In the event that ~~Lender~~the Lenders notifies ~~the Borrower and/or Guarantor~~any Loan Party of a change to the financial reporting requirements hereunder, ~~Borrower and Guarantor agree~~each Loan Party agrees (i) to execute any and all documentation required by ~~Lender~~the Lenders to acknowledge such change, and (ii) to comply with ~~Lender’s~~the Lenders’ request for the revised and/or additional financial reporting requirements.

(g)         Form of Financial Statements. The form and content of each financial statement as required above, shall be acceptable to ~~Lender~~the Lenders in ~~its~~their sole discretion, shall be certified by each party to be correct and complete, and shall include a complete description of all contingent liabilities, including, without limitation, all indebtedness guaranteed.

(h)         The Borrower shall deliver to the ~~Lender~~Lenders on each Friday a weekly rolling 13-week cash flow report for the immediately succeeding 13-week period in form and detail reasonably satisfactory to the ~~Lender~~Lenders in its sole discretion.

(i)          The Borrower shall deliver to the ~~Lender~~Lenders no later than on the 20th day of each calendar month (i) a draft monthly balance sheet and income statement of the Borrower for the immediately preceding 1-month period and (ii) a certificate certifying that the Minimum ~~Deposit Relationship~~Liquidity Requirement has been maintained for such month period, which certificate must include detailed calculations demonstrating compliance with the Minimum ~~Deposit Relationship~~Liquidity Requirement.

(j)          The Borrower shall ensure that its operating loss (if any) for the trailing 12-month period ending on the dates set forth in the table below does not exceed the amount set forth next to such date. The Borrower shall, concurrently with the delivery of the financial statements required to be delivered to the ~~Lender~~Lenders pursuant to Section 7(c) hereof, deliver a compliance certificate certifying compliance with the requirements set forth in this Section 7(j) and including reasonably detailed calculations of its operating loss (if any) for such period:

Testing Date	Maximum Operating Loss Amount
~~September 30, 2023~~	~~$34,003,668~~
~~December 31, 2023~~	~~$25,966,955~~
~~March 31, 2024~~	~~$22,048,811~~
June 30, 2024	$19,219,850
September 30, 2024	$15,472,820

~~For ease of reference and for the convenience of the parties, Appendix C to the FAQs is attached to this Agreement as Exhibit “A” and is incorporated by reference as if fully set forth herein.~~

8.         DEFAULT. Upon the occurrence of any of the following events (each an “Event of Default” and collectively, the “Events of Default”), ~~Lender~~the Lenders may at ~~its~~their option exercise any of its remedies set forth herein:

(a)        ~~Borrower~~Any Loan Party fails to perform any obligation under the Note when due, whether on the scheduled due date or upon acceleration, maturity or otherwise; or

(b)          (i) Any Grantor fails to comply with such Grantor’s obligations under Sections 4(a) through 4(i) of this Agreement or the security interest over the Collateral created pursuant to Section 4 hereof ceases to be a valid, binding, first priority, perfected security interest, (ii) any Obligor party to the Third Modification fails to comply with any of such Obligor’s obligations under the Third Modification, (iii) the Borrower fails to comply with its obligations under Sections 4(j), 6(hh), 6(ii), 7(a), 7(h), 7(i) or 7(j) beyond any applicable notice and cure period (if any) or (iv) any Loan Party fails to perform any other obligation under any Loan Document to which such Loan party is a party beyond any applicable notice and cure periods; or

(c)          ~~Borrower~~Any Loan Party fails to perform any obligations under this Agreement (other than the items set forth in subsections (b) or (d) through (q) below, in each case, for which there will be no grace periods other than as specifically stated therein) and such failure continues for thirty (30) days after written notice thereof shall have been given to ~~Borrower~~such Loan Party, provided that if such breach cannot reasonably be cured within such thirty (30) day period and ~~Borrower~~such Loan Party shall commence to cure such breach with such thirty

(30) day period and thereafter diligently and expeditiously proceeds to cure same, the thirty (30) day period shall be extended for so long as it shall reasonably require ~~Borrower~~such Loan Party in the exercise of its best efforts to cure such breach, it being agreed that no such extension shall be for a period in excess of sixty (60) days after written notice of such breach; or

(d)         ~~Borrower and/or Guarantor~~Any Loan Party fails to pay or perform any other obligation, liability or indebtedness to any other party beyond the expiration of any applicable notice and cure period; or

(e)         A “Default” or an “Event of Default” (as defined in each respective document) occurs (beyond any applicable notice and cure period) under any of the Loan Documents; or

(f)          If any warranty or representation made by ~~Borrower~~any Loan Party in this Agreement or pursuant to the terms hereof shall at any time be false or misleading in any material respect, or if ~~Borrower~~any Loan Party shall fail to keep, observe or perform any of the terms, covenants, representations or warranties contained in this Agreement, the Note or any other document given in connection with the Loan, or is unwilling to meet its obligations thereunder; or

(g)          The dissolution of, termination of existence of, loss of good standing status by ~~Borrower~~any Loan Party, its subsidiaries or affiliates, if any, or any party to the Loan Documents; or

(h)       Borrower becomes the subject of any bankruptcy or other voluntary or involuntary proceeding, in or out of court, for the adjustment of debtor-creditor relationships, and, in the case of any involuntary proceeding, such proceeding is not discharged within ninety (90) days of the filing thereof; or

(i)          Any Guarantor becomes the subject of any bankruptcy or other voluntary or involuntary proceeding, in or out of court, for the adjustment of debtor-creditor relationships, and, in the case of any involuntary proceeding, such proceeding is not discharged within ninety (90) days of the filing thereof; or

(j)         The entry of a judgment against ~~Borrower or Guarantor which Lender deems~~any Loan Party which the Lenders deem to be of a material nature, in ~~Lender’s~~the Lenders’ sole discretion; or

(k)        The seizure or forfeiture of, or the issuance of any writ of possession, garnishment or attachment, or any turnover order for any property of ~~Borrower or Guarantor~~any Loan Party; or

(l)         A material alteration in the kind or type of ~~Borrower’s~~any Loan Party’s prospects or business, financial or otherwise, or in the financial condition of ~~the Borrower or Guarantor~~any Loan Party, is made without the prior written consent of Lender; or

(m)        (i) ~~Borrower, Guarantor~~Any Loan Party or any subsidiary of ~~Borrower~~a Loan Party shall fail to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than the Loan) owing to the ~~Lender~~Lenders or any commonly controlled affiliate of the ~~Lender~~Lenders, in each case beyond the applicable grace period with respect thereto, if any; or (ii) ~~Borrower, Guarantor~~any Loan Party or any subsidiary of ~~Borrower~~a Loan Party shall fail to observe or perform any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which failure to make a payment, default or other event described in clause (i) or (ii) is to cause such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; provided that clause (ii) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness and such Indebtedness is repaid when required under the documents providing for such Indebtedness. As used in this Section 8(m), “Indebtedness” shall mean all debt for borrowed money and any obligations evidenced by a bond, debenture, note, loan agreement or other similar instrument, and any guarantee of any of the foregoing; or

(n)         A Change of Control occurs, other than as permitted by Section 6(e) hereof; or

(o)          The failure of ~~Borrower or Guarantor~~any Loan Party to timely provide any of the information as required in Section 7 above; or

(p)          The failure of the ~~Borrower’s~~any Loan Party’s business to materially comply with any law or regulation controlling its operation; or

(q)         The failure of ~~Borrower~~any Loan Party to comply with the terms and conditions of Section 6(t) through Section 6(dd), or any other terms and conditions of the Borrower Certification, the Facility or the CARES Act.

9.            REMEDIES OF LENDER. Upon the happening of an Event of Default, then ~~Lender~~Lenders may, at ~~its~~their option, upon written notice to Borrower:

(a)          Commence an appropriate legal or equitable action to enforce performance of this Agreement;

(b)         Accelerate the payment of the Note and the Loan, apply all or any portion of any equity funds toward payment of the Loan, and commence appropriate legal and equitable action to collect all such amounts due Lender; or

(c)          Exercise any other rights or remedies ~~Lender~~the Lenders may have under the Loan Documents referred to in this Agreement or executed in connection with the Loan or which may be available under applicable law.

(d)         Notwithstanding anything herein to the contrary, if an Event of Default under Section 8(b) with respect to any of Sections 4(j), 6(hh), 6(ii), 7(a), 7(h), 7(i) or 7(j) hereof occurs and is continuing, the Deferred Principal Payments shall become due and payable on the later of (i) the original due date of such Deferred Principal Payment and (ii) the date of the occurrence of such Event of Default, without any further action or notice by the Lender. For purposes hereof, “Deferred Principal Payments” shall mean, collectively, (i) the annual payment of principal, inclusive of Capitalized Interest (as defined in the Original Main Street Note), originally due by the Borrower on December 8, 2023 pursuant to Section C of the Original Main Street Note, in an amount equal to fifteen percent (15%) of the outstanding principal balance of the Original Main Street Note (inclusive of Capitalized Interest) as of December 8, 2023 and (ii) a portion of the annual payment of principal, inclusive of Capitalized Interest (as defined in the Original Main Street Note), originally due by the Borrower on December 8, 2024 pursuant to Section C of the Original Main Street Note, in an amount equal to seven and a half percent (7.5%) of the outstanding principal balance of the Original Main Street Note (inclusive of Capitalized Interest) as of December 8, 2024.

10.          GENERAL TERMS. The following shall be applicable throughout the period of this Agreement or thereafter as provided herein:

(a)         Rights of Third Parties. All conditions of the ~~Lender~~Lenders hereunder are imposed solely and exclusively for the benefit of ~~Lender and its~~the Lenders and their successors and assigns, and no other Person shall have standing to require satisfaction of such conditions or be entitled to assume that ~~Lender~~the Lenders will make advances in the absence of strict compliance with any or all thereof, and no other Person shall, under any circumstances, be deemed to be a beneficiary of this Agreement or the Loan Documents, any provisions of which may be freely waived in whole or in part by the ~~Lender~~Lenders at any time if, in its sole discretion, it deems it desirable to do so.

(b)        Borrower is not ~~Lender’s~~Lenders’ Agent. Nothing in this Agreement, the Note or any other Loan Document shall be construed to make the Borrower the ~~Lender’s~~Lenders’ agent for any purpose whatsoever, or the Borrower and ~~Lender~~Lenders partners, or joint or co-venturers, and the relationship of the parties shall, at all times, be that of debtor and creditor.

(c)        Loan Expense/Enforcement Expense. Borrower agrees to pay to ~~Lender~~the Lenders on demand all reasonable costs and expenses incurred by ~~Lender~~the Lenders in seeking to enforce ~~Lender’s~~the Lenders’ rights and remedies under this Agreement, including court costs, costs of alternative dispute resolution and reasonable attorneys’ fees and costs, whether or not suit is filed or other proceedings are initiated hereon.

(d)         Evidence of Satisfaction of Conditions. ~~Lender~~The Lenders shall, at all times, be free independently to establish to ~~its~~their good faith and satisfaction, and in its absolute discretion, the existence or nonexistence of a fact or facts which are disclosed in documents or other evidence required by the terms of this Agreement.

(e)        Headings. The headings of the sections, paragraphs and subdivisions of this Agreement are for the convenience of reference only, and shall not limit or otherwise affect any of the terms hereof.

(f)         Invalid Provisions to Affect No Others. If performance of any provision hereof or any transaction related hereto is limited by law, then the obligation to be performed shall be reduced accordingly; and if any clause or provision herein contained operates or would prospectively operate to invalidate this Agreement in part, then the invalid part of said clause or provision only shall be held for naught, as though not contained herein, and the remainder of this Agreement shall remain operative and in full force and effect. In addition, if any clause or provision herein contained is deemed to violate the governmental restrictions affecting the Facility, then the portion of such clause that violates the terms of the Facility shall be deemed void ab initio, as though not contained herein, and the remainder of the terms and conditions of this Agreement shall remain operative and in full force and effect.

(g)         Application of Interest to Reduce Principal Sums Due. In the event that any charge, interest or late charge is above the maximum rate provided by law, then any excess amount over the lawful rate shall be applied by ~~Lender~~the Lenders to reduce the principal sum of the Loan or any other amounts due ~~Lender~~the Lenders hereunder.

(h)          Governing Law. The laws of the State of ~~Florida~~New York shall govern the interpretation and enforcement of this Agreement.

(i)          Number and Gender. Whenever the singular or plural number, masculine or feminine or neuter gender is used herein, it shall equally include the others and shall apply jointly and severally.

(j)          Prior Agreement. To the extent necessary, this Agreement shall be deemed to be an amendment to any prior loan agreement between Borrower and ~~Lender~~the Lenders, and in the event of a conflict between the terms of this Agreement or any such prior agreement, the terms of this Agreement shall govern.

(k)        Waiver. If ~~Lender~~the Lenders shall waive any provisions of the Loan Documents, or shall fail to enforce any of the conditions or provisions of this Agreement, such waiver shall not be deemed to be a continuing waiver and shall never be construed as such; and ~~Lender~~the Lenders shall thereafter have the right to insist upon the enforcement of such conditions or provisions. Furthermore, no provision of this Agreement shall be amended, waived, modified, discharged or terminated, except by instrument in writing signed by the parties hereto.

(l)         Notices. All notices from the Loan Parties to the ~~Lender~~Lenders and the ~~Lender~~Lenders to any Loan Party required or permitted by any provision of this Agreement or any other Loan Document (other than an expressly set forth therein) shall be in writing and sent either by (i) electronic mail to the e-mail address set forth below or (ii) registered or certified mail or nationally recognized overnight delivery service and addressed as follows:

TO LENDER:
~~CITY NATIONAL BANK OF FLORIDA~~C/O MADRYN ASSET MANAGEMENT, LP
330 Madison Avenue, 33rd Floor
~~100 S.E. 2nd Street, 13th Floor~~
 ~~Miami, Florida, 33131~~
New York, NY 10017
Attention: ~~Legal Department~~John Ricciardi
E-mail: ~~assetbasedloanreview@citynational.com~~ jricciardi@madrynlp.com
ard@citynational.com
legaldepartment@citynational.com

TO THE LOAN PARTIES:	VENUS CONCEPT USA, INC. 4001 SW 47th Ave, Suite 206 Davie, Florida, 33314 Attention: Domenic Della Penna Email:ddellapenna@venusconcept.com

Such addresses may be changed by such notice to the other party. Notice given as hereinabove provided shall be deemed (x) if given pursuant to clause (i) above, received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment) and (y) if given pursuant to clause (ii) above, given on the date of its deposit in the United States Mail and, unless sooner, actually received, shall be deemed received by the party to whom it is addressed on the third calendar day following the date on which said notice is deposited in the mail, or if a courier system is used, on the date of delivery of the notice.

(m)        Successors and Assigns. This Agreement shall inure to the benefit of and be binding on the Parties hereto and their heirs, legal representatives, successors and assigns, except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the ~~Lender~~Lenders (and any attempted assignment or transfer by such Loan Party without such Lender consent shall be null and void).

(n)         USA Patriot Act Notice. ~~Lender~~The Lenders hereby notifies ~~Borrower and Guarantor~~the Loan Parties that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), ~~Lender is~~the Lenders are required to obtain, verify and record information that identifies ~~Borrower and Guarantor~~each Loan Party, which information includes the name and address of ~~Borrower and Guarantor~~each Loan Party and other information that will allow ~~Lender~~the Lenders to identify ~~Borrower and Guarantor~~each Loan Party in accordance with the Act.

(o)        Counterparts. Facsimiles and Electronic Signatures. This Agreement may be executed in counterparts. Each executed counterpart of this Agreement will constitute an original document, and all executed counterparts, together, will constitute the same agreement. Any counterpart evidencing signature by one party that is delivered by facsimile by such party to the other party hereto shall be binding on the sending party when such facsimile is sent, and such sending party shall within ten (10) days thereafter deliver to the other parties a hard copy of such executed counterpart containing the original signature of such party or its authorized representative. This Agreement may be executed and delivered by electronic signature, and such electronic signature(s) shall be deemed an original signature for purposes of this Agreement and all matters related thereto, with such electronic signature(s) having the same legal effect as an original signature.

(p)         No Marshaling. The ~~Lender~~Lenders shall not be required to marshal any present or future collateral security (including this Agreement and the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order. To the extent that it lawfully may, the Borrower hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the ~~Lender’s~~Lenders’ rights under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, the Borrower hereby irrevocably waives the benefits of all such laws.

(q)       WAIVER   OF  JURY  TRIAL.          ~~LENDER, BORROWER~~THE LENDERS AND ~~GUARANTOR~~EACH LOAN PARTY HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE THE RIGHT ANY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT AND ANY AGREEMENT TO BE CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS  OF ANY PARTY.THIS PROVISION IS A MATERIAL INDUCEMENT FOR ~~LENDER~~THE LENDERS ENTERING INTO THIS AGREEMENT.

(r)         Consent  to Jurisdiction: Forum.  ~~Borrower and Guarantor~~Each Loan Party hereby irrevocably ~~submit~~submits generally and unconditionally for themselves and in respect of their property to the jurisdiction of any state court or any United States federal court sitting in ~~Miami-Dade County, Florida. Borrower and Guarantor~~The City of New York, Borough of Manhattan. Each Loan Party hereby irrevocably ~~waive~~waives, to the fullest extent permitted by law, any objection that ~~Borrower and/or Guarantor~~such Loan Party may now or hereafter have to the laying of venue in any such court and any claim that any such court is an inconvenient forum. ~~Borrower and Guarantor~~Each Loan Party hereby ~~agree~~agrees and ~~consent~~consents that, in addition to any methods of service of process provided for under applicable law, all service of process in any such suit, action or proceeding in any state court or any United States federal court sitting in the state specified in the governing law section of this Loan Agreement may be made by certified or registered mail, return receipt requested, directed to ~~Borrower and/or Guarantor, as applicable,~~such Loan Party at its address for notice set forth in this Loan Agreement, or at a subsequent address of which ~~Lender~~the Lenders received actual notice from ~~Borrower and/or Guarantor, as applicable,~~such Loan Party in accordance with the notice section of this Loan Agreement, and service so made shall be complete five (5) days after the same shall have been so mailed. Nothing herein shall affect the right of ~~Lender~~the Lenders to serve process in any manner permitted by law or limit the right of ~~Lender~~the Lenders to bring proceedings against ~~Borrower and/or Guarantor~~any Loan Party in any other court or jurisdiction.

(s)         Appointment of Borrower as Agent. Each of the Guarantors ~~and the Israeli Pledgor~~ (i) hereby duly and irrevocably appoints the Borrower as its respective agent for purpose of receiving any notice (including notices of service of process) sent by the ~~Lender~~Lenders hereunder or under any other Loan Document and (ii) agrees that the failure of the Borrower to give any such notice to the applicable Loan Party shall not (A) constitute a waiver of the applicable Loan Party’s obligations under the Loan Documents (including any such notice), (B) constitute an extension of any cure period which commences on the date such notice is sent or delivered, as applicable, or (C) affect or impair the validity of any notice of service of process or of any judgment based thereon. For the avoidance of doubt, any notice sent by the ~~Lender~~Lenders to the Borrower for delivery to another Loan Party shall be deemed as received by the applicable Loan Party once delivered to the Borrower as set forth in Section 10(l) hereof.

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